Exhibit 10.51

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.  THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY AN ASTERIK IN BRACKETS [*].  THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT

by and between

MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.

(“MTF”)

and

ORTHOFIX HOLDINGS, INC.

(“ORTHOFIX”)

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT

THIS MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT (this “Agreement”) is dated as of July 24, 2008 and effective as of the Effective Date (as defined herein), by and between Musculoskeletal Transplant Foundation, Inc., a non-profit corporation formed under the laws of the District of Columbia, and having a principal place of business at 125 May Street, Suite 300, Edison, New Jersey 08837 (“MTF”), and Orthofix Holdings, Inc., a corporation organized under the laws of the State of Delaware, and having a principal place of business at 10115 Kincey Avenue, Suite 250, Huntersville, North Carolina 28078 (“Orthofix”) (each individually a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties desire to collaborate with respect to the development and commercialization of  an allogeneic cancellous bone matrix containing viable mesenchymal stem cells and/or osteoprogenitor cells and conforming to the Specifications (as defined herein) (the “Matrix”);

WHEREAS, neither Party currently makes the Matrix commercially available, and the Parties believe that they can develop and commercialize the Matrix more effectively and efficiently together than on their own;

WHEREAS, in furtherance of the foregoing, simultaneously on the date hereof, Orthofix and MTF have entered into that certain Matrix Development Collaboration Agreement dated as of the date hereof (the “Development Agreement”), pursuant to which the Parties will collaborate on research and development of the Matrix and further modification of the Specifications (as defined therein and, for purposes hereof, as the same are revised or supplemented from time to time during the Term in accordance with Section 10.4, the “Specifications”);

WHEREAS, pursuant to the Development Agreement, (a) each of MTF and Orthofix will retain ownership of all right, title and interest in and to all of the Existing MTF Technology (as defined herein) and the Existing Orthofix Technology (as defined herein), respectively, and (b) each of MTF and Orthofix will assign to the other Party an undivided joint ownership interest in and to all right, title and interest in all Developed Technology (as defined herein);

WHEREAS, the Parties wish, subject to the terms and conditions hereof, to collaborate on the commercialization of the Matrix and, to effectuate that collaboration, wish to give exclusive responsibility to (a) MTF to Process (as defined herein) quantities of the Matrix using human tissue procured by MTF and fulfill orders for the Matrix submitted to MTF and (b) Orthofix to market the Matrix;

WHEREAS, in furtherance of the foregoing, the Parties wish, subject to the terms and conditions hereof, to specify which of them will be responsible financially and otherwise for each type of activity related to the commercialization of the Matrix during the Term (as defined herein) and the manner in which the Parties will allocate the Service Fees (as defined herein) resulting from transfers of the Matrix during the Term;

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WHEREAS, subject to the terms and conditions hereof (a) MTF wishes to grant to Orthofix certain rights with respect to the Existing MTF Technology and with respect to MTF’s joint ownership interest in the Developed Technology, and (b) Orthofix wishes to grant to MTF certain rights with respect to the Existing Orthofix Technology and with respect to Orthofix’s joint ownership interest in the Developed Technology; and

WHEREAS, this Agreement will become effective on the Effective Date.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and promises set forth herein, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used herein which are not otherwise defined in the text of this Agreement will have the respective meanings assigned thereto in Addendum I attached hereto and incorporated herein by reference, for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined).  Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.

ARTICLE II
SUPPLY OF MATRIX; APPOINTMENT; FORECASTS; ORDERS; ETC.

2.1	Supply of Matrix.

(a)           Supply and Distribution of Matrix.  Subject to the provisions of this Agreement and during the Term hereof, Orthofix agrees to use Reasonable Commercial Efforts to market the Matrix and achieve maximum orders therefor, and will have the right to solicit and place with MTF orders for the Matrix (such orders conforming to the provisions of this Agreement, together with any orders placed directly with MTF by Customers and accepted by MTF, collectively referred to herein as the “Authorized Orders”); and, subject to the provisions of this Agreement and during the Term hereof, MTF agrees to use Reasonable Commercial Efforts to Process, supply and distribute the Matrix.  In exchange for MTF’s supply and distribution of the Matrix pursuant to and in accordance with Authorized Orders, MTF will be entitled to the Service Fee established in accordance with Section 4.1 for each delivery of the Matrix and to retain the Service Fee it collects for each transaction less the Marketing Fee payable to Orthofix.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Obligation to Supply.  Each calendar quarter, MTF will use Reasonable Commercial Efforts to Process, supply and distribute to the recipients identified in the Authorized Orders (the “Customers”) such quantities of the Matrix for which Orthofix solicits orders pursuant to the provisions of this Agreement up to the quantity forecasted for such calendar quarter in the most recent Forecast.  MTF will use good faith efforts to Process, supply and distribute to the Customers any quantities of the Matrix for which Orthofix solicits orders pursuant to the provisions of this Agreement, to the extent that such quantities cause total quantities of orders solicited by Orthofix during a calendar quarter to exceed the quantity forecasted for such calendar quarter in the most recent Forecast.  Notwithstanding any provision to the contrary contained in this Agreement, the Parties acknowledge that Orthofix will not be construed as a Customer hereunder and will not purchase Matrix for its own account or for redelivery.  If MTF determines that it is reasonably likely to default in any material respect in its obligation above to deliver such quantities of Matrix in accordance with the terms of this Agreement as called for in any Authorized Order for any calendar quarter, (i) MTF will give Orthofix prompt written notice describing such circumstances, together with a proposed course of action to remedy such failure, including if applicable, any actions described in the Contingency Plan, and (ii) the Steering Committee will determine the priority in which MTF will fulfill Authorized Orders, subject to MTF’s obligations under its agreements with Third Parties.

(c)           Exclusive Arrangement.  During the Term (i) MTF may not Process, supply or distribute the Matrix to or on behalf of any Third Party, other than a Customer, (ii) Orthofix may not market or solicit orders for the Matrix except in accordance with ARTICLE V, and (iii) Orthofix may not Process, supply or distribute the Matrix, or procure the Processing, supply or distribution of the Matrix, except pursuant to the provisions of this Agreement with respect to the Collaboration.

(d)           Supply.  Beginning on the Effective Date and at the beginning of each calendar quarter thereafter through the end of the Term, MTF will use Reasonable Commercial Efforts: (x) to maintain in inventory a commercially-saleable quantity of the Matrix that is sufficient to satisfy [*] percent ([*]%) of [*] ([*]) days of Orthofix’s requirements for the Matrix for such calendar quarter as identified in the Forecast submitted by Orthofix for such calendar quarter; and (y) throughout each calendar quarter during the Term, to Process, on a daily basis, sufficient commercially-saleable quantities of the Matrix to enable timely fulfillment of Orthofix’s requirements for the Matrix for the remaining periods covered by such Forecast.

(e)           Failure to Supply.  If at any time MTF is unable, as a result of the circumstances contemplated by the Contingency Plan, in any material respect to fulfill Authorized Orders for the Matrix solicited by Orthofix in accordance with the provisions of this Agreement which do not cause the total quantities of the Matrix for which Orthofix solicits orders pursuant to the provisions of this Agreement during a calendar quarter to exceed the Forecast for such calendar quarter, MTF will be obligated to implement the Contingency Plan to remedy such failure.  If MTF is unable to fulfill Authorized Orders for the Matrix solicited by Orthofix in accordance with the provisions of this Agreement sufficient to meet the Forecast for a period of two (2) consecutive calendar quarters, then Orthofix may elect, by written notice to MTF, to have all Authorized Orders for the Matrix solicited by Orthofix fulfilled by an alternative source of supply pursuant to those standards contained in this Agreement relevant to the Processing and supply of the Matrix, applied mutatis mutandis; provided, however, that upon MTF’s demonstration to Orthofix that it is in compliance with Section 2.1(d) and is able to fulfill Authorized Orders in the amount of Orthofix’s Forecast for the then-current calendar quarter, Orthofix will use Reasonable Commercial Efforts to transition fulfillment of Authorized Orders to MTF as promptly as practicable after such demonstration.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2           Forecasts.  The Parties acknowledge and agree that the collection of Donor Tissue involves significant procurement lead times and the Parties will cooperate in a mutual effort to predict demand for the Matrix in order to maintain high levels of fulfillment to Customers.  Orthofix will submit to MTF no later than the fifteenth (15th) day of the month preceding the start of every calendar quarter (i.e., December 15, March 15, June 15, and September 15) during the Term, a rolling forecast (a “Forecast”) setting forth orders that Orthofix reasonably believes will be solicited by Orthofix during the four (4) calendar quarters commencing with the beginning of the subsequent calendar quarter.  Each Forecast will amend the prior forecasts for periods covered by the new Forecast.  Orthofix will make all Forecasts in good faith given market and other information available to Orthofix; provided, however, under no circumstances whatsoever will any Forecasts made hereunder be deemed to be an order for the production of the Matrix or otherwise binding on Orthofix or its Affiliates.  The Forecast (and each modification thereof) will be subject to approval by the Steering Committee.

2.3           Orders; Fulfillment.  Each order solicited by Orthofix shall be subject to acceptance in accordance with the MTF’s customary order acceptance procedures with respect to the Matrix, which as currently in effect are set forth in Exhibit A attached hereto and incorporated herein by reference and are subject to change from time to time by MTF; it being acknowledged and agreed that MTF may reject any order in the event of reasonable concerns regarding the creditworthiness of the proposed Customer and the ability of the proposed Customer to pay the Service Fee related to such order.  Any and all orders subject to MTF’s standard terms and conditions, including, without limitation, its standard warranty, with respect to the Matrix.  MTF will use Reasonable Commercial Efforts to supply and deliver the Matrix in accordance with Section 2.1(b) on the delivery dates specified in such Authorized Order, subject to a minimum lead-time of 45 days to fill such Authorized Order assuming donor availability, unless otherwise mutually agreed in writing by MTF and such Customer.  MTF will use good faith efforts to meet any request of Customers for delivery of Matrix in inventory in less than 7 days, and further, MTF will attempt to accommodate any changes requested by any Customer in delivery schedules for the Matrix following MTF’s receipt of Authorized Orders from such Customer.  MTF will provide to Orthofix copies of any Authorized Orders sent directly to MTF by Customers, promptly after the receipt thereof by MTF.  MTF will not be entitled to accept any orders for the Matrix other than Authorized Orders.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4           Packaging, Delivery and Shipping Terms.  MTF will use Reasonable Commercial Efforts to package and label all Matrix for shipment as determined by Orthofix subject to the immediately succeeding sentence. Orthofix will determine all trademarks, branding, marketing, packaging and labeling to be used in connection with the Matrix; provided, however, that MTF will have the right to consent to all packaging and labeling, which consent will not be unreasonably withheld, conditioned or delayed so long as such packaging and labeling is in compliance with applicable Laws and the Specifications and includes a prominent reference in form approved by MTF and reasonably acceptable to Orthofix that the Matrix is supplied by MTF.  Each Party will provide the other Party with at least thirty (30) days prior written notice of any packaging or labeling changes (including brand names) for approval as aforesaid, and MTF will be entitled to recover, and Orthofix will be responsible to pay to MTF, all reasonable out-of-pocket costs that MTF incurs associated with any packaging and labeling change requested by Orthofix; provided, further, that, after receipt of any change notice from Orthofix, MTF will use Reasonable Commercial Efforts to minimize such costs.  Each shipment of the Matrix will have a unique identification number that identifies the Lot.

2.5           Materials and Components.  MTF will use Reasonable Commercial Efforts to provide, at its cost and expense, all materials, including Donor Tissue, equipment, machinery, facilities, components, and other resources required in connection with Processing of the Matrix hereunder.  MTF agrees that it will conduct audits of its suppliers of materials, including Donor Tissue, and components of the Matrix hereunder on such basis as MTF may reasonably determine to monitor whether such suppliers are producing the materials and components in accordance with all applicable Laws and to determine whether such suppliers will continue to be able to supply a sufficient quantity and quality of such materials and components.

2.6           Billing and Collection.  MTF will submit invoices in its customary form for each shipment of the Matrix to the Customer simultaneously with shipment.  Customers will be required to remit the total amount of Service Fees identified in such invoice within thirty (30) days of the invoice date.  In the event any such Customer fails to pay the Service Fee in accordance with this Section 2.6, MTF may, in addition to any other remedies available to it, assess interest on all unpaid amounts.  MTF will use Reasonable Commercial Efforts to timely collect all Service Fees.

2.7           Customer Support.  MTF will be primarily responsible for providing prompt pre- and post-distribution service for the Matrix.  MTF will use Reasonable Commercial Efforts timely to respond to general questions from Customers, recipients of the Matrix pursuant to Authorized Orders and any physician user or similar clinical personnel user of the Matrix concerning the Matrix, and assist such Persons in the diagnosis and correction of problems encountered in connection with the Matrix.  Each of the Parties will: (a) conduct the Collaboration in a manner that reflects favorably at all times on the Matrix and the good name, good will and reputation of each of MTF and Orthofix; (b) avoid deceptive, misleading or unethical practices that are or might be detrimental to Orthofix, MTF, the Matrix or the public; (c) make no false or misleading representations with regard to Orthofix, MTF or the Matrix; (d) make no representations, warranties or guarantees to Customers or recipients of the Matrix pursuant to Authorized Orders with respect to the Specifications, features or capabilities of the Matrix that are inconsistent with the mutually agreed-upon literature and other marketing materials distributed by Orthofix or that are otherwise prohibited by this Agreement; and (e) not enter into any contract or engage in any practice detrimental to the interests of Orthofix, MTF or the Matrix.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.8           Marketing Support.  MTF will provide such support of Orthofix’s marketing activities during the Term as Orthofix may reasonably request from time to time.  MTF will use Reasonable Commercial Efforts to answer promptly queries concerning the Matrix or use of the Matrix which Orthofix may submit to MTF in connection with Orthofix’s marketing activities under this Agreement.

2.9           Subcontracting.  Each Party has the right, exercisable in its sole discretion, to subcontract or delegate any of its responsibilities under this Agreement without the prior written consent of the other Party.  Each Party’s subcontractors will be subject to confidentiality obligations at least as stringent as provided in this Agreement.  All Improvements discovered, made or conceived by each subcontractor in the course of performance of such activities will be assigned to the Subcontracting Party and will be deemed to be Developed Technology for purposes of this Agreement.  Notwithstanding any subcontract hereunder, each Party will be responsible, and will remain liable, for the performance of all of its obligations under this Agreement and for any breach thereof by any of its subcontractors and by any further subcontractor of any of its subcontractors.

ARTICLE III
STEERING COMMITTEE

3.1           Membership.  Contemporaneously with the execution and delivery of this Agreement, the Parties will establish, and will maintain throughout the Term, a Steering Committee consisting of an even number of members agreed upon by the Parties, an equal number of whom will be designated by each Party and act as its representatives, to supervise and manage the activities of the Parties under this Agreement and the Collaboration, subject to the provisions of this Agreement.  Steering Committee representatives of each Party will, individually or collectively, have expertise and/or responsibility to such Party in business and/or tissue development.  Subject to the obligation to use good-faith efforts to preserve the continuity of Steering Committee membership, each Party may replace any or all of its representatives on the Steering Committee at any time upon written notice to the other Party, and any member of the Steering Committee may designate a substitute to attend and perform the functions of that member at any meeting of the Steering Committee.  The initial members of the Steering Committee are identified in Exhibit B attached hereto.  With the prior written consent of the Steering Committee in each case, a representative of a Party on the Steering Committee may invite one or more non-members (subject to the confidentiality provisions set forth in ARTICLE XVI) as deemed necessary to help explore and consider matters before the Steering Committee.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2           Meetings. The Steering Committee will meet on a monthly basis, in person, or via telephone or video conference, and more frequently as the Steering Committee deems appropriate, on such dates, and at such places and times, as the Steering Committee determines.  Meetings of the Steering Committee that are held in person will alternate between the offices of the Parties, or such other place as the Steering Committee may determine. The members of the Steering Committee also may convene or be polled or consulted from time to time by means of telecommunications, videoconferences, electronic mail or other correspondence, as deemed necessary or appropriate and as the Steering Committee may determine.

3.3           Authority. The Steering Committee is authorized to take the following actions:

(a)           facilitate the Parties’ exchange of information to be provided under this Agreement concerning the overall strategy and progress of the Collaboration;

(b)           ensure open communication between the Parties as related to the Collaboration and as provided under this Agreement;

(c)           approve the Forecasts and any changes thereto;

(d)           determine any priorities in fulfilling Authorized Orders in the circumstances described under the last sentence of Section 2.1(b) hereof; and

(e)           subject to the terms and provisions of this Agreement, resolve any other issues and questions that may arise under this Agreement that are expressly assigned to the Steering Committee by the terms hereof or by the mutual agreement of the Parties.

For avoidance of doubt, the Steering Committee will not have the power to amend or waive compliance with this Agreement.

3.4           Actions.  The Steering Committee will operate by consensus, and the representatives of each Party will have a single collective vote.  If the Steering Committee cannot reach consensus on any matter by the end of the meeting immediately following the meeting during which the Steering Committee first attempted to reach consensus on such matter, the matter will be escalated promptly to the Chief Executive Officer of MTF and the Chief Executive Officer of Orthofix for resolution pursuant to the dispute resolution procedure set forth in ARTICLE XIX.

3.5           Expenses. Each Party will be responsible for all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on, the Steering Committee.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE IV
SERVICE FEE; AUDIT

4.1           Service Fee.

(a)           Service Fee.  Orthofix will, in compliance with all applicable Laws, propose the service fees for Processing, marketing and sale of the Matrix pursuant to an Authorized Order (a “Service Fee”) at least annually at the beginning of each calendar year or as market conditions warrant, which shall in each instance be subject to concurrence by MTF in its reasonable discretion.  Notwithstanding anything in this Agreement to the contrary, MTF will be entitled to retain, after payment of applicable Marketing Fees to Orthofix pursuant to Section 5.2, the remainder of the Service Fee which in no event will (unless otherwise agreed upon by the Parties) equate to less than $[*] per cc of the Matrix (the “Minimum Service Fee”); provided, however, that such Minimum Service Fee will, unless otherwise agreed upon by the Parties, be increased annually by a percentage equal to the percentage increase in the CPI over the measurement period, and provided, further, that in the event of an increase in actual costs of Processing, supplying and distributing the Matrix demonstrated by MTF or a change in market conditions demonstrated by Orthofix such that continued Processing and Commercialization of the Matrix at the Service Fee and the Marketing Fee, as the same are calculated in accordance with this ARTICLE IV, is no longer commercially reasonable, the Parties will meet promptly to negotiate in good faith for purposes of adjusting the Service Fee and the Marketing Fee in order to maintain the commercial viability of the Matrix.  Any adjustment of the Service Fee will become effective as of the first day of calendar year, if applicable, or as otherwise agreed upon by the Parties.

(b)           Statements.  Within fifteen (15) days after the end of each calendar month, MTF will provide to Orthofix a written statement (the “Monthly Statement”) which sets forth (i) all Service Fees invoiced for such month pursuant to Authorized Orders, (ii) all Service Fees received by MTF during such month for the supply and distribution of the Matrix pursuant to Authorized Orders, (iii) the Marketing Fee payable to Orthofix for such month calculated in accordance with Section 5.2, (iv) all Service Fees that have been invoiced and not timely paid as of the end of such month and (v) a list of all Authorized Orders received during such month, including the name of the Customer identified in each such Authorized Order and the quantity of the Matrix ordered pursuant to each such Authorized Order.

4.2           Service Fee Audit.

(a)           Performance of Service Fee Audits.  MTF will maintain complete and accurate books and records of all Service Fees as a result of Authorized Orders in accordance with generally accepted accounting principles consistently applied during the Term and for at least two (2) years thereafter.  Orthofix will have the right, not more frequently than one (1) time in any calendar year, during normal business hours upon not less than five (5) days’ prior written notice to MTF, to examine and copy such books and records for the purpose of verifying MTF’s compliance with the terms and conditions of Section 5.2.  The expenses of such Audits will be borne by Orthofix; provided, however, that MTF will be charged for the reasonable expense of any such Audit that establishes an underpayment by five percent (5%) or more of the amounts owed to Orthofix during the audited period.   Within thirty (30) days of completing the results of any Audit hereunder, Orthofix will submit to MTF a written report outlining its findings and/or observations from any such Audit.  Orthofix will provide MTF a written notice identifying any claimed underpayment of Marketing Fees (the “Underpayment Notice”) to Orthofix as a result of such Audit.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Audit Feedback Dispute.  If MTF objects in good faith to any allegation of underpayment of the Marketing Fees identified in an Underpayment Notice, MTF will provide Orthofix with written notice of such dispute (the “Dispute Notice”) within thirty (30) days after MTF’s receipt of the Underpayment Notice.  The Dispute Notice will set forth in reasonable detail the basis for such disagreement described therein.  Thereafter, Orthofix and MTF will attempt in good faith to resolve any such dispute as promptly as practicable in accordance with the provisions of ARTICLE XIX.  Upon expiration of the thirty (30) day period after delivery of the Underpayment Notice, if no Dispute Notice will have been delivered, or within ten (10) days after the resolution of any disputed items in any Dispute Notice, as the case may be, any payment required by MTF pursuant to this Section 4.2 will be made by wire transfer of immediately available funds to an account designated by Orthofix.  Orthofix may assess interest at a rate of one percent (1%) per month on all unpaid amounts required under this Section 4.2.

(c)           Acknowledgement.  Orthofix’s and/or Orthofix’s representatives’ exercise of the Audit and inspection rights hereunder will in no way waive, modify or diminish MTF’s obligations under this Agreement or limit any other remedy Orthofix has under this Agreement.

ARTICLE V
MARKETING OBLIGATIONS; MARKETING FEE

5.1           Marketing Obligations.  Subject to the terms and conditions of this Agreement, during the Term Orthofix will serve as an exclusive marketing representative with authority to market and solicit orders for the Matrix in the Territory.  Subject to the terms and conditions of this Agreement, all marketing activities for the Matrix during the Term will be the sole responsibility of Orthofix.  Orthofix will prepare and submit to MTF an annual marketing plan for the Matrix (the “Marketing Plan”), consistent with the provisions hereof, for review and approval by MTF (which approval MTF will not unreasonably withhold, condition or delay).  Orthofix will also submit to MTF for review and approval (which approval MTF will not unreasonably withhold, condition or delay) all marketing and promotional materials, consistent with the provisions hereof, that Orthofix intends to utilize for its marketing activities related to the Matrix.  Orthofix will not deviate from or provide information inconsistent with any of the marketing and promotional materials to any Customers or potential Customers or otherwise make representations to such Persons not previously approved by MTF.  Orthofix will use Commercially Reasonable Efforts to market the Matrix in accordance with the Marketing Plan; provided, however, that Orthofix will be entitled to amend the terms of the Marketing Plan from time to time, consistent with the provisions hereof, subject to MTF’s approval which approval MTF will not unreasonably withhold, condition or delay.  All Authorized Orders for the Matrix solicited by Orthofix or its permitted designees will be placed in accordance with MTF’s customary procedures with respect to the Matrix.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2           Marketing Fee.  As compensation for services performed hereunder, Orthofix will be entitled to receive a monthly fee (a “Marketing Fee”) equal to [*] percent ([*]%) of the total amount of Service Fees received by MTF during the previous calendar month pursuant to Authorized Orders, subject in each case to MTF’s right to receive the Minimum Service Fee.  The Marketing Fee for each month will be payable together with the delivery of the Monthly Statement for that month.  In the event that MTF fails to pay the Marketing Fee shown on any Monthly Statement in accordance with this Section 5.2, Orthofix may, in addition to any other remedies available to it, assess interest at a rate of one percent (1%) per month on all such unpaid amounts.  All payments due hereunder to Orthofix will be made in arrears in United States Dollars by wire transfer of immediately available funds to an account designated by Orthofix in writing to MTF.

ARTICLE VI
FUTURE INITIATIVES

6.1           Future Development. From time to time during the Term, the Parties will, without limiting any other term or provision of this Agreement, endeavor to identify new development initiatives, including but not limited to line extensions, enhancements and improvements to the Matrix (other than changes to the Specifications that may be agreed upon by the Steering Committee for development under this Agreement), and if mutually agreed upon by the Parties, will negotiate in good faith for purposes of entering into development agreements with respect to any such initiatives.

6.2           Rights of First Offer and First Refusal.

(a)           First Offer.  If a concept for a [*] (a “Product Concept”), is developed by either Party, at any time during the Term, the Party developing such concept (the “Offering Party”) will communicate such concept to the other Party (the “Offeree Party”) in reasonable detail (the “First Offer Notice”) and will offer to the Offeree Party for a period of thirty (30) days from the date of the First Offer Notice a right-of-first offer to collaborate in the development and commercialization of such Product Concept in accordance with such terms as may be mutually agreed upon by the Parties.  The Offeree Party will, within such thirty (30) days from receipt of the First Offer Notice, advise the Offering Party that it is not interested in the Product Concept or submit to the Offering Party its proposal for the development and commercialization of the Product Concept (the “Product Concept Proposal”).  In the event that the Product Concept Proposal submitted is unacceptable, in whole or in part, to the Offering Party, the Parties will negotiate in good faith to resolve the outstanding issues.  In the event that the Parties fail to reach a mutual agreement upon a definitive agreement regarding development and commercialization of the Product Concept within one hundred twenty (120) days from receipt of the First Offer Notice, the offer will be deemed to have been rejected, and the Offering Party will be entitled, free from the restrictions of this Section 6.2(a) and Section 16.2 hereof, to develop and commercialize the Product Concept independently or, subject to the provisions of Section 6.2(b), with one or more Third Parties.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           First Refusal.  Prior to entering into one or more agreements with one or more Third Parties, at any time during the Term, for development and/or commercialization of a Product Concept of the type required to be submitted by it to the other Party pursuant to Section 6.2(a), either Party (the “Proposing Party”) will communicate to the other Party (the “Receiving Party”) in writing the identity of the Third Party or Third Parties with which the Proposing Party proposes to enter into the agreement(s), any other relevant materials provided by the Third Party or Third Parties, and the terms of the proposed agreement(s) (a “First Refusal Notice”) and will grant to the Receiving Party for a period of thirty (30) days from the date of the First Refusal Notice a right-of-first refusal to develop and/or commercialize such Product Concept on terms which are substantially the same as those terms in the proposed agreement(s).  The Receiving Party will, within such thirty (30) days from receipt of the First Refusal Notice from the Proposing Party, advise the Proposing Party that it is not interested in the Product Concept or submit to the Proposing Party notice of its exercise of the right-of-first refusal and confirm the terms thereof consistent with the foregoing.  In the event that the Receiving Party does not accept the offer in writing within the prescribed thirty (30) day period, the Proposing Party will be entitled, for a period expiring one hundred twenty (120) days after the termination of such thirty-day period, free from the restrictions of this ARTICLE VI and Section 16.2 hereof, to enter into the proposed agreement(s) with the proposed Third Party or Third Parties.  In the event of any material change(s) to the terms of the proposed agreement(s) or any change in the identity of the Third Party or Third Parties with which the Proposing Party proposes to enter into the proposed agreement(s), or in the event that the Proposing Party and the identified Third Party or Third Parties have not entered into the proposed agreement(s) prior to the expiration of the one hundred twenty (120) day period as aforesaid, the Receiving Party will, if during the Term, again have a right-of-first refusal with respect to such Product Concept in accordance with the terms of this Section 6.2(b).

(c)           No Waiver.  Either Party’s failure to exercise the right-of-first offer under Section 6.2(a) will not result in a waiver of such Party’s right-of-first refusal under Section 6.2(b) and either Party’s failure to exercise the rights-of-first offer and -first refusal contained in this Section 6.2 for any Product Concept will not result in a waiver of either right with respect to any other Product Concept.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE VII
INTELLECTUAL PROPERTY

7.1           Existing Technology.

(a)           Existing MTF Technology.  MTF will retain sole and exclusive ownership of all right, title and interest in and to: (x) all of the Existing MTF Technology (subject only to its express license to Orthofix set forth hereunder); and (y) if and to the extent not otherwise provided under this Agreement or the Development Agreement, any and all improvements, enhancements, modifications, purifications, optimizations or further development of or to the Existing MTF Technology. MTF hereby grants to Orthofix (i) a non-exclusive, worldwide, royalty-free license, together with the right to sublicense, during the Term, under such Existing MTF Technology, to exercise any of Orthofix’s privileges and to perform any of Orthofix’s obligations under this Agreement in connection with the Collaboration, and to perform any of MTF’s obligations under this Agreement in the event that MTF fails to fulfill its obligations under this Agreement, and (ii) a non-exclusive, perpetual, irrevocable, worldwide, royalty-free license, together with the right to sublicense, under such Existing MTF Technology, solely insofar as is necessary to apply the Developed Technology to make, use, sell, offer to sell and import bone-growth allograft products containing viable allogeneic stem cells derived from cadavers, which grant will be exercised by Orthofix only on and after any expiration of this Agreement or any termination of this Agreement (x) pursuant to Section 13.4 or (y) by Orthofix pursuant to Section 13.2 and a determination in a final non-appealable decision by a court of competent jurisdiction that MTF has committed, and failed to cure within the permitted cure period, a material breach or material default under this Agreement.

(b)           Existing Orthofix Technology.  Orthofix will retain sole and exclusive ownership of all right, title and interest in and to: (x) all of the Existing Orthofix Technology (subject only to its express license to MTF set forth hereunder); and (y) if and to the extent not otherwise provided under this Agreement or the Development Agreement, to any and all improvements, enhancements, modifications, optimizations or further developments of or to the Existing Orthofix Technology.  Orthofix hereby grants to MTF (i) a non-exclusive, worldwide, royalty-free license, together with the right to sublicense, during the Term, under such Existing Orthofix Technology, to exercise any of MTF’s privileges and perform any of MTF’s obligations under this Agreement in connection with the Collaboration, and (ii) a non-exclusive, perpetual, irrevocable, worldwide, royalty-free license, together with the right to sublicense, under such Existing Orthofix Technology, solely insofar as in necessary to apply the Developed Technology to make, use, sell, offer to sell and import bone-growth allograft products containing viable allogeneic stem cells derived from cadavers, which grant will be exercised by MTF only on and after any expiration of this Agreement or any termination of this Agreement (x) pursuant to Section 13.4 or (y) by MTF pursuant to Section 13.2 and a determination in a final non-appealable decision by a court of competent jurisdiction that Orthofix has committed, and failed to cure within the permitted cure period, a material breach or material default under this Agreement.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2           Developed Technology.

(a)           Developed Technology.  Orthofix and MTF will jointly own any and all Developed Technology.  In furtherance of the foregoing, each Party hereby assigns and agrees to assign to the other Party an undivided joint ownership interest in and to all right, title and interest in all Developed Technology, including all intellectual property rights therein, whether developed solely by such Party or its employees, agents or subcontractors, or whether developed jointly by the Parties, their employees, agents or subcontractors under this Agreement.  Each Party will, upon request by the other Party, execute specific assignments and take any action necessary to enable the other Party to secure its joint ownership interest in the Developed Technology or any component thereof.  By virtue of their joint ownership, MTF and Orthofix will each enjoy, without limitation, the right to apply the Developed Technology to offer to sell the Matrix and perform services related to the Matrix in accordance with this Agreement, and the right to license such right, during the Term.  By virtue of its joint ownership interest, MTF will enjoy, without limitation, the right to apply the Developed Technology to make, use, sell and import the Matrix and perform services related to the Matrix in accordance with this Agreement, and the right to license such right, during the Term.  Except for purposes of exercising its privileges and performing its obligations under this Agreement in connection with the Collaboration, Orthofix will not exercise or license its right to apply the Developed Technology for purposes of making, using, selling or importing the Matrix during the Term.  For the avoidance of doubt, the Parties acknowledge and agree that all right, title and interest in and to any improvements, enhancements, modifications, purifications, optimizations or further developments of or to the Developed Technology not constituting Improvements hereunder will be owned solely and exclusively by the Party responsible for the discovery, creation or conception thereof.

(b)           Conditional Exclusive License Grants.

(i)           MTF hereby grants to Orthofix, which grant will be exercised by Orthofix only in the event of any termination of this Agreement by Orthofix pursuant to Section 13.2 and a determination in a final, non-appealable decision by a court of competent jurisdiction that MTF has committed, and failed to cure within the permitted cure period, a material breach or material default under this Agreement, an exclusive, perpetual, irrevocable, worldwide, royalty-free license, with the right to sublicense, under MTF’s undivided joint ownership interest in the Developed Technology to make, use, sell, offer to sell and import the Matrix.

(ii)           Orthofix hereby grants to MTF, which grant will be exercised by MTF only in the event of any termination of this Agreement by MTF pursuant to Section 13.2 and a determination in a final, non-appealable decision by a court of competent jurisdiction that Orthofix has committed, and failed to cure within the permitted cure period, a material breach or material default under this Agreement, an exclusive, perpetual, irrevocable, worldwide, royalty-free license, with the right to sublicense, under Orthofix’s undivided joint ownership interest in the Developed Technology to make, use, sell, offer to sell and import the Matrix.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Disclosures of Developed Technology.  Each Party will make a complete and prompt written disclosure to the other Party hereto specifically detailing the features and concepts of any and all ideas, designs, discoveries, inventions, improvements, and, in general, all things encompassed within the Developed Technology that are conceived of, reduced to practice, or otherwise developed, solely or jointly by such Party and/or Persons working under such Party’s direction and/or Persons employed or engaged by such Party during the Term and in performance of the activities under this Agreement.  Each Party will require each Person employed or engaged by such Party in connection with the performance of the activities under this Agreement to enter into a written agreement pursuant to which such Person (i) agrees to disclose to such Party promptly in writing all such ideas, designs, discoveries, inventions, improvements, and, in general, all things encompassed within the Developed Technology, and (ii) assigns to such Party all such ideas, designs, discoveries, inventions, improvements and all intellectual property rights therein, and, in general, all things encompassed within the Developed Technology.

7.3           Trademark Licenses.

(a)           MTF Marks.  MTF hereby grants to Orthofix, during the Term, a non-exclusive, worldwide license, to use and apply the trademark “MTF” and any and all other related trademarks, logos, service marks, slogans and taglines designated by MTF in writing from time to time (the “MTF Marks”) in connection with Orthofix’s promotion and marketing of the Matrix in the Territory, in accordance with the terms of this Agreement.  Any such use in or on labels, packages, advertisements, pamphlets or other graphic or aural materials or otherwise hereunder will require prior written approval from MTF, and will in each instance indicate that the MTF Mark belongs to MTF.  Orthofix will regularly provide to MTF samples of all intended uses of the MTF Marks.  Orthofix will comply with all notice and marking requirements, and all additional standards of quality control, as required by MTF for the protection and enforcement of the MTF Marks and the registrations thereof and will not use the MTF Marks in any manner which might dilute or tarnish the MTF Marks or reflect adversely on MTF or any of its Affiliates.  All goodwill associated with the use of the MTF Marks by Orthofix will inure to the benefit of MTF.  MTF shall have no obligation to maintain any MTF Mark and, upon notice by MTF to Orthofix to such effect, Orthofix shall cease further use thereof.  Orthofix shall not have the right to sublicense its rights under this Section 7.3(a) except as otherwise provided under Section 2.9.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Orthofix Marks.  Orthofix hereby grants to MTF, during the Term, a non-exclusive, worldwide license, to use and apply the trademark “Orthofix” and any and all other related trademarks, logos, service marks, slogans and taglines designated by Orthofix in writing from time to time (the “Orthofix Marks”) in connection with packaging, supply and distribution of the Matrix in the Territory, in accordance with the terms of this Agreement.  Any such use in or on labels, packages, advertisements, pamphlets or other graphic or aural materials or otherwise hereunder will require prior written approval from Orthofix, and will in each instance indicate that the Orthofix Mark belongs to Orthofix.  MTF will regularly provide to Orthofix samples of all intended uses of the Orthofix Marks.  MTF will comply with all notice and marking requirements, and all additional standards of quality control, as required by Orthofix for the protection and enforcement of the Orthofix Marks and the registrations thereof and will not use the Orthofix Marks in any manner which might dilute or tarnish the Orthofix Marks or reflect adversely on Orthofix or any of its Affiliates.  All goodwill associated with the use of the Orthofix Marks by MTF will inure to the benefit of Orthofix.  Orthofix shall have no obligation to maintain any Orthofix Mark and, upon notice by Orthofix to MTF to such effect, MTF shall cease further use thereof.  MTF shall not have the rights to sublicense its rights under this Section 7.3(b) except as provided under Section 2.9.

7.4           Prosecution of Intellectual Property.

(a)           Existing Orthofix Technology.  Subject to Section 7.4(d), Orthofix will have the sole right to file, prosecute and maintain patent applications and other registrations with respect to the Existing Orthofix Technology.  All costs and expenses associated with the filing, prosecution and maintenance of patent applications and other registrations with respect to the Existing Orthofix Technology will be the responsibility of Orthofix; provided, however, that if MTF exercises its right to file, prosecute and maintain a patent application or other registration with respect to the Existing Orthofix Technology as it relates to the Matrix pursuant to Section 6.4(d), the costs of filing, prosecuting and maintaining such patent application or other registration will be the responsibility of MTF.

(b)           Existing MTF Technology.  Subject to Section 7.4(d), MTF will have the sole right to file, prosecute and maintain patent applications and other registrations with respect to the Existing MTF Technology.  All costs and expenses associated with the filing, prosecution and maintenance of patent applications and other registrations with respect to the Existing MTF Technology will be the responsibility of MTF; provided, however, that if Orthofix exercises its right to file, prosecute and maintain a patent application or other registration with respect to the Existing MTF Technology as it relates to the Matrix pursuant Section 7.4(d), the costs of filing, prosecuting and maintaining such patent application or other registration will be the responsibility of Orthofix.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Developed Technology.  Subject to Section 7.4(d), Orthofix will have the sole right to file, prosecute and maintain patent applications and other registrations with respect to the Developed Technology.  All costs and expenses associated with the filing, prosecution and maintenance of patent applications and other registrations with respect to the Developed Technology will be the responsibility of Orthofix; provided, however, that if MTF exercises its right to file, prosecute or maintain patent applications or other registrations with respect to the Developed Technology pursuant to Section 7.4(d), the costs of filing, prosecuting and maintaining such patent application or other registration will be the responsibility of MTF.

(d)           Election Not to File, Prosecute or Maintain.  In the event that a Party elects not to file, prosecute or maintain a patent application or other registration with respect to the Existing Orthofix Technology as it relates to the Matrix or the Existing MTF Technology  as it relates to the Matrix or with respect to the Developed Technology (as applicable), the other Party will be entitled to provide written notice to such Party of the other Party’s intent to file, prosecute or maintain such patent application or other registration, and if such Party fails to notify the other Party within thirty (30) days after such written notice that it has commenced filing, prosecuting or maintaining such patent application or other registration, as the case may be, the other Party will be entitled to file, prosecute and maintain such patent application or other registration in the owning Party’s name.

(e)           Cooperation.  Without limiting any obligation under Section 11.1, each Party will cooperate with, and provide all reasonable aid and technical assistance to, the other Party in obtaining any patent or other intellectual property protection or right as it relates to the Matrix as permitted under this Section 7.4, and will keep all books and records, including notebooks, data, opinions, searches, reports, notes, summaries and the like, irrespective of the form, and execute (and require its employees, agents, consultants and contractors to execute) all documents reasonably necessary for purposes of procuring, maintaining, enforcing and defending such intellectual property rights.  In furtherance of the foregoing, each Party shall, during the Term, inform the other Party at reasonable regular intervals, or at such other Party’s reasonable request, about the status of any patent application, patent or other registration as it relates to the Matrix.

7.5           Enforcement of Intellectual Property.

(a)           Notification of Third-Party Infringement.  Each Party will notify the other Party promptly in writing in the event that any information is brought to its attention regarding any potential infringement by a Third Party of (i) the Existing MTF Technology or the Existing Orthofix Technology, in each case, insofar as relating to the uses licensed hereunder, (ii) the MTF Marks or the Orthofix Marks, in each case, insofar as relating to the uses licensed hereunder, and/or (iii) the Developed Technology.

(b)           Existing Orthofix Technology; Orthofix Marks.  Subject to Section 7.5(e), Orthofix will have the sole power and discretion to enforce and exploit Existing Orthofix Technology and Orthofix Marks against Third Parties by civil lawsuit or licensing, and will control any enforcement action brought by it with respect to any alleged infringement of the Existing Orthofix Technology and Orthofix Marks.  Orthofix will bear the costs and retain any amounts received in connection with such enforcement and exploitation actions.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Existing MTF Technology; MTF Marks.  Subject to Sections 7.5(d) and (e), MTF will have the sole power and discretion to enforce and exploit Existing MTF Technology and MTF Marks against Third Parties by civil lawsuit or (subject to the rights licensed hereunder) licensing, and will control any enforcement action brought by it with respect to any alleged infringement of the Existing MTF Technology and MTF Marks.  MTF will bear the costs and retain any amounts received in connection with such enforcement and exploitation actions.

(d)           Developed Technology.

(i)           Subject to the additional provisions of this Section 7.5(d) and Section 7.5(e), during the Term Orthofix will have the sole power and discretion to enforce and exploit, against Third Parties that offer a product or service that competes with the Matrix, by civil lawsuit or licensing, and will control any enforcement action brought by it against such Third Party with respect to any alleged infringement of, the Developed Technology or the Developed Technology in combination with the Existing MTF Technology licensed hereunder.  Orthofix will pay all costs and fees associated with instituting any such action and will have control over selection of counsel and all strategic decisions relating to the action; provided, however, that any settlement proposed by Orthofix to be entered into will be subject to MTF’s prior written approval (which approval MTF will not unreasonably withhold, condition or delay).  Any amounts received in connection with such enforcement and exploitation actions will be applied as follows:

(A)           first, to Orthofix in the amount of its costs and fees associated with instituting and maintaining such action and,

(B)           next, to Orthofix in the amount of all costs incurred by Orthofix for filing, prosecution and maintenance of patent applications and other registrations with respect to the Developed Technology, and

(C)           next, to MTF in the amount of all costs incurred by MTF for filing, prosecution and maintenance of patent applications and other registrations with respect to the Developed Technology, and

(D)           then, [*] percent ([*]%) of any remaining amount to Orthofix and [*] ([*]%) of any remaining amount to MTF.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)           Subject to the additional provisions of this Section 7.4(d) and Section 7.4(e), during the Term, MTF will have the sole power and discretion to enforce and exploit, against Third Parties that offer a product or service that does not compete with the Matrix, by civil lawsuit or licensing, and will control any enforcement action brought by it against any such Third Party with respect to any alleged infringement of, the Developed Technology or the Developed Technology in combination with any Existing Orthofix Technology licensed hereunder.  MTF will pay all costs and fees associated with instituting any such action and will have control over selection of counsel and all strategic decisions relating to the action; provided, however, that any settlement proposed by MTF to be entered into will be subject to Orthofix’s prior written approval (which approval Orthofix will not unreasonably withhold, condition or delay).  Any amounts received in connection with such enforcement and exploitation actions will be applied as follows:

(A)           first, to MTF in the amount of its costs and fees associated with instituting and maintaining such action, and

(B)           next, to MTF in the amount of all costs incurred by MTF for filing, prosecution and maintenance of patent applications and other registrations with respect to the Developed Technology, and

(C)           next, to Orthofix in the amount of all costs incurred by Orthofix for filing, prosecution and maintenance of patent applications and other registrations with respect to the Developed Technology, and

(D)           then, any remaining amount to be allocated between the Parties in accordance with their respective damages suffered as a result of the circumstances at issue in such action.

(iii)           If either Party declines to approve a settlement of an action brought by the other Party to enforce rights in the Developed Technology, the Party that declines to approve the proposed settlement will be fully responsible for, all reasonable costs and fees incurred for maintaining the enforcement action and subsequent settlement efforts relating to the period after the date on which approval of the proposed settlement was declined.

(e)           Election Not to Enforce.  Each Party may, from time to time, request that the other Party take action to enforce and exploit the Existing MTF Technology or the Existing Orthofix Technology as it relates to the Matrix or the rights licensed hereunder or the Developed Technology (as applicable).  If the Party with the right to enforce and exploit the Existing MTF Technology or the Existing Orthofix Technology as it relates to the Matrix or the rights licensed hereunder or the Developed Technology (as applicable) elects not to enforce or exploit the applicable Existing Orthofix Technology, Existing MTF Technology, or Developed Technology, the other Party will be entitled to provide written notice to such Party of its intent to enforce and exploit such Existing Orthofix Technology, Existing MTF Technology, or Developed Technology, as applicable and, if such Party fails to notify the other Party within thirty (30) days after such written notice that it has commenced to enforce and exploit the same, the other Party will be entitled to enforce and exploit such Existing Orthofix Technology, Existing MTF Technology, or Developed Technology, as applicable, at its own expense and to retain amounts received in connection with such enforcement and exploitation actions.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)           Cooperation.  The Parties will at all times cooperate with each other, share material notices and filings in a timely manner and be kept informed of the status of any proceeding under Sections 7.4(b), (c), (d) or (e) with respect to the Matrix or any rights licensed hereunder by the Party undertaking such enforcement.  Without limiting the generality of the foregoing, each Party will provide such reasonable cooperation and assistance as the other Party may reasonably request in any legal action to enforce any rights subject to Sections 7.5(b), (c), (d) or (e) with respect to the Matrix or any rights licensed hereunder, including joining such action as a necessary party, at the enforcing Party’s expense.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES OF MTF

Except for the representations and warranties in Section 8.7(a), Section 8.7(b), Section 8.7(c) and Section 8.8, each of which will be given for the entire Term, MTF hereby represents and warrants to Orthofix as of the Effective Date as follows:

8.1           Organization, Good Standing and Authority.  MTF is duly formed, validly existing and in good standing under the laws of the District of Columbia, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except to the extent that such failure to qualify or maintain good standing would not materially adversely affect its ability to perform its obligations under this Agreement.  MTF has full corporate power and authority to own the assets owned by it and to lease the properties and assets held by it under lease, in each case insofar as to be applied hereunder, and to carry on and participate in the Collaboration.

8.2           Organizational and Governing Documents; Approval.  This Agreement has been approved by all necessary corporate action of MTF and no other corporate proceedings on the part of MTF are necessary to authorize the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, under the District of Columbia Nonprofit Corporation Act, MTF’s organizational documents or otherwise.

8.3           Due Execution and Delivery.  MTF has all necessary power and authority to execute, deliver and perform this Agreement.  MTF has duly executed and delivered this Agreement and assuming the due authorization, execution and delivery of this Agreement by Orthofix, this Agreement constitutes the legal, valid and binding obligations of MTF enforceable against it in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.4           Consents; No Conflict. Except for the approval of MTF’s Board of Directors which has been obtained prior to the date of this Agreement, no material consent, authorization, permit, waiver or approval of or from, or notice to, any Person or any governmental authority is required as a condition to the execution and delivery of this Agreement by MTF or the performance of MTF’s obligations hereunder.  The execution and delivery of this Agreement and the performance of MTF’s obligations hereunder will not give rise to a right of termination of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a default under, or give to others any rights of termination or cancellation of, or give rise to a right of acceleration of the performance required by or maturity of, or result in the creation of any lien, charge or encumbrance, claim, cost, tax, losses or loss of any rights with respect to the Collaboration or the Matrix pursuant to any of the terms, conditions or provisions of or under any applicable Law, MTF’s organizational documents or any material written or oral contract or agreement to which MTF is a party or by which its assets are bound.

8.5           Litigation and Claims.  There is no claim, suit, proceeding or other investigation pending, or to MTF’s Knowledge, threatened against MTF that would preclude MTF from entering into this Agreement or performing its obligations hereunder.  MTF is not in default with respect to any order, writ, injunction or decree of any governmental entity known to or served upon MTF in any manner that would preclude MTF from entering into this Agreement or performing its obligations hereunder.  There is no action or suit by MTF and relating to the Collaboration or the Matrix that is pending, threatened or contemplated against any other Person.

8.6           Compliance With Laws.  To MTF’s Knowledge, (a) MTF is not in material violation of or in material default under any Law applicable to MTF with respect to the Collaboration or the Matrix, including the PHSA and relevant sections of the FDCA, the NOTA and 21 C.F.R. Part 1271, Human Cells, Tissues, and Cellular or Tissue-Based Products, in each case as currently applied by the FDA or other Regulatory Authority, (b) all material permits have been issued or granted to MTF (i) pursuant to which MTF currently operates or holds any interest in the property relating to the Collaboration or the Matrix, or (ii) which are required for its participation in the Collaboration as contemplated by this Agreement or the holding of any such interest, and (c) all such permits are in full force and effect and constitute all material permits required to permit MTF to participate in the Collaboration.

8.7           Authorizations; Regulatory Compliance.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)           HCT/P Status.  The Matrix, as marketed in accordance with, and within, labeling approved by MTF, will satisfy the FDA’s definition of an HCT/P subject to regulation solely under Section 361 of the PHSA and the provisions of 21 C.F.R. Part 1271 as currently applied by the FDA, i.e., the Matrix as so marketed, and in such context, will be a 361 HCT/P.  The Matrix, as so marketed, and in such context, will be minimally manipulated, intended for homologous use, will not involve combination with another article (with certain limited exceptions), will not have a systemic effect and is not dependent upon the metabolic activity of living cells for its primary function in order to satisfy the FDA’s requirements (as set forth in 21 C.F.R. 1271.10 and other provisions in 21 C.F.R. Part 1271 as currently applied by the FDA).

(b)           Lot Compliance Specifications and all applicable Laws, including the FDA’s requirements in 21 C.F.R. Part 1271 regarding Donor Eligibility (Subpart C), cGTP (Subpart D) and Labeling (21 C.F.R § 1271.370), in each case as currently applied by the FDA or other Regulatory Authority.

(c)           Investigation and Reporting.  MTF will investigate and report to the applicable Regulatory Authority adverse reaction reports and HCT/P deviations with respect to the Matrix in accordance with the requirements of 21 C.F.R. Part 1271 Subpart E.

(d)           No Violation or Default.  To MTF’s Knowledge, MTF is not under investigation with respect to, has not been threatened to be charged with, nor has been given notice of, any material violation of or material default under any Law that could interfere with or delay the Processing and Commercialization of the Matrix pursuant to this Agreement.

(e)           No Enforcement Actions.  In the past twelve (12) months, MTF has not received from the FDA or any other governmental entity, any notice of adverse findings, Form 483s, FDA warning letters, regulatory letters, notices of violations, detentions or seizures of product, suits for injunctive relief or other enforcement actions against MTF that could interfere with or delay in any material respect the Processing of the Matrix pursuant to this Agreement.

8.8           Matrix Warranties.  MTF warrants that all quantities of the Matrix supplied pursuant to any Authorized Orders (a) will conform with the Specifications, will be free from defects in materials or workmanship and will not be adulterated, misbranded, contaminated, tampered with or otherwise altered or mishandled while in the custody or control of MTF; (b) will have been Processed, supplied and distributed in accordance with the Specifications and in compliance in any material respect with all applicable Laws; and (c) will not be Processed, supplied, or distributed in violation of any agreement, judgment, order, or decree to which MTF is a party.

8.9           Intellectual Property.  The Existing MTF Technology licensed under this Agreement is Controlled by MTF, and is free and clear of any liens, charges and encumbrances created by MTF.  MTF is not aware of any infringement of a valid claim of an existing Patent, or any other intellectual property right in connection with the Existing MTF Technology licensed under this Agreement, and has disclosed to Orthofix all reasonably relevant information regarding the Existing MTF Technology licensed under this Agreement, including all patent opinions obtained by MTF related thereto.  To MTF’s Knowledge, no Patent included in the Existing MTF Technology licensed under this Agreement is invalid or unenforceable, in whole or in part.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.10           Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE VIII, MTF MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, IN FACT OR BY OPERATION OF LAW, AND MTF DISCLAIMS, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES OF ORTHOFIX

Orthofix hereby represents and warrants to MTF as of the Effective Date as follows:

9.1           Organization, Good Standing and Authority.  Orthofix is duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except to the extent that such failure to qualify or maintain good standing would not materially adversely affect its ability to perform its obligations under this Agreement.  Orthofix has full corporate power and authority to own the assets owned by it and to lease the properties and assets held by it under lease, in each case insofar as to be applied hereunder, and to carry on and participate in the Collaboration.

9.2           Organizational and Governing Documents; Approval. This Agreement has been approved by all necessary corporate action of Orthofix and no other corporate proceedings on the part of Orthofix are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby under the Delaware General Corporation Law, Orthofix’s organizational documents or otherwise.

9.3           Due Execution and Delivery.  Orthofix has all necessary power and authority to execute, deliver and perform this Agreement.  Orthofix has duly executed and delivered this Agreement and assuming the due authorization, execution and delivery of this Agreement by MTF, this Agreement constitutes the legal, valid and binding obligations of Orthofix enforceable against it in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

9.4           Consents; No Conflict.  Except for the approval of Orthofix’s Board of Directors which has been obtained prior to the date of this Agreement, no material consent, authorization, permit, waiver or approval of or from, or notice to, any Person or any governmental authority is required as a condition to the execution and delivery of this Agreement by Orthofix or the performance of Orthofix’s obligations hereunder.  The execution and delivery of this Agreement and the performance of Orthofix’s obligations hereunder will not give rise to a right of termination of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a default under, or give to others any rights of termination or cancellation of, or give rise to a right of acceleration of the performance required by or maturity of, or result in the creation of any lien, charge or encumbrance, claim, cost, tax, losses or loss of any rights with respect to the Matrix pursuant to any of the terms, conditions or provisions of or under any applicable Law, Orthofix’s organizational documents or any material written or oral contract or agreement to which Orthofix is a party or by which its assets are bound.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.5           Litigation and Claims.  There is no claim, suit, proceeding or other investigation pending, or, to Orthofix’s Knowledge, threatened against Orthofix that would preclude Orthofix from entering into this Agreement or performing its obligations hereunder.  Orthofix is not in default with respect to any order, writ, injunction or decree of any governmental entity known to or served upon Orthofix in any manner that would preclude Orthofix from entering into this Agreement or performing its obligations hereunder.  There is no action or suit by Orthofix and relating to the Collaboration or the Matrix that is pending, threatened or contemplated against any other Person.

9.6           Compliance With Laws.  To Orthofix’s Knowledge, (a) Orthofix is not in material violation of or in material default under any Law applicable to Orthofix with respect to the Collaboration or the Matrix, including the PHSA and relevant sections of the FDCA, the NOTA and 21 C.F.R. Part 1271, Human Cells, Tissues, and Cellular or Tissue-Based Products, in each case as currently applied by the FDA or other Regulatory Authority, (b) all material permits have been issued or granted to Orthofix (i) pursuant to which Orthofix currently operates or holds any interest in the property relating to the Collaboration or the Matrix, or (ii) which are required for its participation in the Collaboration as contemplated by this Agreement or the holding of any such interest, and (c) all such permits are in full force and effect and constitute all material permits required to permit MTF to participate in the Collaboration.

9.7           Intellectual Property.  The Existing Orthofix Technology licensed under this Agreement is Controlled by Orthofix, and, except as set forth on Schedule 9.7 attached hereto, is free and clear of any liens, charges and encumbrances created by Orthofix.  Orthofix is not aware of any infringement of a valid claim of an existing patent or any other intellectual property right in connection with the Existing Orthofix Technology licensed under this Agreement, and has disclosed to MTF all reasonably relevant information regarding the Existing Orthofix Technology licensed under this Agreement, including all patent opinions obtained by Orthofix related thereto.  To Orthofix’s Knowledge, no Patent included in the Existing Orthofix Technology licensed under this Agreement is invalid or unenforceable, in whole or in part.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.8           Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IX, ORTHOFIX MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, IN FACT OR BY OPERATION OF LAW, AND ORTHOFIX DISCLAIMS, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE X
SPECIFICATIONS

10.1        General. The Parties agree that the Matrix will at all times conform to, comply with, and will be Processed, supplied and distributed in accordance with, the Specifications and applicable Law.  Set forth in Exhibits C and D attached hereto and incorporated herein by reference are, respectively, the Specifications and the procedures established pursuant to the Development Agreement for verification that each Lot complies with the Specifications (the “Release Criteria”) which may be subsequently amended in accordance with the terms of the Development Agreement and the terms hereof.

10.2        Certificate of Analysis.  Within fifteen (15) days after the end of each calendar month, MTF will deliver to Orthofix a COA with respect to each Lot from which any Authorized Order was fulfilled during the immediately preceding calendar month.  Set forth in Exhibit E attached hereto and incorporated herein by reference is the form of COA.

10.3        Notice of Failure to Meet Specifications.  MTF will notify Orthofix promptly, but in any event within seventy-two (72) hours, after its discovery that any Lot, which has previously been approved in accordance with procedures set forth herein, fails to comply in any material respect with the Specifications.  MTF will notify Orthofix of such fact along with details concerning the nature of any such failure to meet the Specifications.  MTF will make, at its expense, such further internal investigation of any failure to meet the Specifications that it deems appropriate under the circumstances, as required by Law, and otherwise consistent with its obligations hereunder.  MTF will be solely responsible for all costs associated with failure by any Lot to meet the Specifications.

10.4        Changes to Specifications and Release Criteria.  Either Party may request a change to the Specifications (including line extensions) or Release Criteria at any time by giving a written request to the other Party.  Any change requested by MTF will describe the requested change and explain the anticipated impact of such change on MTF’s performance of its obligations to Process, supply and distribute the Matrix in accordance with this Agreement; and in response to any change requested by MTF, Orthofix will advise MTF, as promptly as practicable, of the anticipated impact of such change on Orthofix’s performance of its obligations under this Agreement.  Any change requested by Orthofix will describe the requested change and explain the anticipated impact of such change on Orthofix’s performance of its obligations under this Agreement; and in response to any change requested by Orthofix, MTF will advise Orthofix, as promptly as practicable, of the anticipated impact of such change on MTF’s performance of its obligations to Process, supply and distribute the Matrix in accordance with this Agreement.  No change to the Specifications or the Release Criteria will become effective unless and until approved by the Steering Committee.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.5         Compliance with Specifications and Release Criteria.  MTF will conduct quality control testing of each Lot prior to shipment to verify that such Lot satisfies the Specifications and the Release Criteria and will retain records pertaining to such testing as required by applicable Laws.  MTF will not ship any Lot hereunder which, as indicated by quality control testing as set forth above, does not satisfy any of the foregoing requirements.

ARTICLE XI
BOOKS AND RECORDS; COMPLIANCE AUDITS
AND RELATED REGULATORY MATTERS

11.1         Books and Records; Compliance Audits.

(a)           Books and Records.  Each Party will maintain complete and accurate books, records and documentation related to its activities hereunder, including, without limitation, its Processing, supply, distribution and Commercialization (as applicable) of the Matrix hereunder for the longer of (i) five (5) years after shipment of any quantity of the Matrix, or (ii) the period of time required by applicable Laws; provided, however, that each Party will maintain during the Term and for six (6) years after issuance of the last of any Patent(s) issued to such Party for the Developed Technology, complete and accurate books, records, and documentation related to any such Patent(s) and related intellectual property, in sufficient detail and in good scientific manner appropriate for establishing and defending any such Patent(s) and related intellectual property, which will fully and properly reflect in all material respects all work done and results achieved by such Party in connection therewith.  No records required by this Agreement will be discarded by either Party without specific prior written notification of such Party’s intent to discard to the other Party.  Those records (or copies of those records) that such Party is unwilling to retain will, at the request of the other Party, be transferred to the other Party for storage.  Without limitation of the foregoing, MTF will maintain, in accordance with all applicable Laws, required records, including records relating to complaints, Donor Eligibility Requirements, cGTP, and reporting to the FDA under 21 C.F.R. Part 1271.

(b)           Performance of Audit.  Subject to the provisions of Section 4.2 (which shall apply, exclusively, to the subject matter thereof), each Party will be entitled, at its own expense and in connection with the Collaboration, to Audit any facility, quality systems, books, records and regulatory documentation of the other Party related to the other Party’s activities hereunder, during the Term and, in the case of such books, records and documentation, thereafter for the respective time periods described in Section 11.1(a).  This right of Audit will also accrue to such Party’s representatives designated to inspect on its behalf or in cooperation with such Party, provided that such representatives agree in writing to be bound by the same confidentiality requirements that apply to the auditing Party under this Agreement.  Such Audits will be for the purpose of quality assurance and control and confirming the audited Party’s compliance with applicable Laws and its obligations under this Agreement and exercising any privileges under this Agreement.  Upon reasonable prior notice, each Party will provide the other Party and its designated representatives with reasonable access to such Party’s facilities and documentation during normal business hours for the purpose of conducting such Audit.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Audit Feedback.  Within thirty (30) days after completing the results of any Audit hereunder, an auditing Party will submit to the audited Party a written report outlining its findings and/or observations from any such Audit.  If deficiencies are discovered during an Audit that could, in the auditing Party’s reasonable opinion, prevent the audited Party from satisfying its obligations under this Agreement, then, provided that the audited Party agrees with the auditing Party’s opinion, the audited Party will promptly correct such deficiencies at its own expense and prior to filling new or outstanding Authorized Orders, and will notify the auditing Party in writing when such deficiencies are corrected.  If the audited Party does not agree with the auditing Party’s opinion, the Parties will direct the dispute to the Steering Committee.

(d)           Acknowledgement.  A Party’s or its representative’s exercise of its Audit rights hereunder will in no way waive, modify or diminish the other Party’s obligations under this Agreement.

11.2        Regulatory Matters.

(a)           Compliance.  Each Party will, during the Term, comply in all material respects with all Laws applicable to the Matrix and to the activities, including Processing and Commercialization (as applicable), undertaken by such Party pursuant to this Agreement.  MTF will Process, supply and distribute the Matrix in compliance in all material respects with the quality control procedures approved under the Development Agreement.

(b)           AATB Standards.  MTF will maintain membership in the AATB during the Term, unless MTF notifies Orthofix to the contrary in writing, and whether or not MTF maintains such membership, MTF will comply in all material respects with the most current voluntary standards adopted by the AATB applicable to its activities undertaken pursuant to this Agreement.

(c)           Regulatory Filings; Related Data.  MTF will prepare and submit all regulatory filings, submissions and payments necessary to permit the Processing and Commercialization of the Matrix as contemplated under the Marketing Plan, and will gather and maintain data and records in connection therewith (including for potential submissions or reporting to the FDA and other Regulatory Authorities).  Notwithstanding MTF’s responsibility for regulatory and legal compliance, all material regulatory submissions will be subject to review and approval by the Steering Committee which approval will not be unreasonably withheld, conditioned or delayed.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3         Complaints.

(a)           Records; Notification.  Each of Orthofix and MTF will keep written records of all customer complaints that it receives and promptly advise the other Party in writing or by electronic mail of all such complaints, and will notify the other Party by telephone of all potential adverse reactions involving communicable disease within twenty-four (24) hours of knowledge thereof and in writing or by electronic mail within two (2) business days of receipt of the preliminary details thereof.

(b)           Complaint Handling.  MTF will be responsible for complaint handling, investigations and reports to the FDA and other governmental authorities as required by Law, including the provisions of 21 C.F.R. Part 1271.  Each Party will cooperate fully with the other Party in dealing with customer complaints concerning the Matrix and will take such action to promptly resolve such complaints as may be reasonably requested by the other Party.  Orthofix will reasonably cooperate with MTF to enable MTF to fulfill all applicable governmental investigation and reporting requirements arising from complaints or adverse events or reactions.

11.4         Regulatory Correspondence.  During the Term, MTF will notify Orthofix promptly (but in any event within seventy-two (72 hours)) of (a) any establishment inspection observations (including any FDA Form 483), letter, citation, indictment, claim, lawsuit, or enforcement proceeding threatened, issued or instituted by any governmental authority to or against MTF relating to the Processing of the Matrix hereunder, (b) any notice, order, correspondence, or other form of communication threatening or proposing to revoke or suspend or of any communication that revokes any license, registration, authorization, approval, exemption, allowance, or permit held or maintained by MTF relating to the Processing of the Matrix hereunder, or (c) any charge brought against MTF or, to MTF’s Knowledge, any director, officer, employee or consultant of MTF under any Law for any act or omission relating to the development of the Matrix or otherwise relating to regulation of the Matrix under any applicable Law. During the Term, Orthofix will notify MTF promptly (but in any event within seventy-two (72) hours) of any charge brought against Orthofix or, to Orthofix’s Knowledge, against any director, officer, employee or consultant of Orthofix under any Law for any act or omission relating to the development of the Matrix or otherwise relating to regulation of the Matrix under any applicable Law.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.5         Regulatory Inspections.  If MTF or a subcontractor is inspected by any agent of any Regulatory Authority (a “Regulatory Inspection”) in connection with its processing of the Matrix hereunder, MTF will promptly notify Orthofix of the results (and, in any event, will do so within seventy-two (72) hours of completion of the inspection), including any establishment inspection observations (including any FDA Form 483), letter, citation, significant oral comments or observations, written comments or notices received from the AATB or any applicable Regulatory Authority, which relate to the development or Processing of the Matrix hereunder, if applicable.  With respect to the forgoing, each Party will, during the Term, provide to the other Party, promptly upon such other Party’s request, copies of any notice or correspondence from or to any Regulatory Authority that directly relates to the Matrix.  Such notices and correspondence are considered Confidential Information in accordance with this Agreement. The Parties will cooperate in the development and review of responses that are required to be submitted to any Regulatory Authority relating to the development or Processing of the Matrix hereunder prior to submission to the Regulatory Authority.  MTF hereby further agrees to advise Orthofix promptly (and, in any event, within seventy-two (72) hours) of learning of any announced or scheduled Regulatory Inspection of any Facility, or any facility of a subcontractor of MTF, where such Regulatory Inspection is anticipated to be specifically related to the Matrix or its Processing hereunder.  In such cases, MTF agrees to permit, to the extent reasonably practical, one or more representative(s) of Orthofix to be present if requested by Orthofix.

ARTICLE XII
RECALLS

Either Party who becomes aware of any defect, problem or adverse condition in the Matrix will promptly notify the other Party of such defect, problem or adverse condition.  MTF will have responsibility for determining whether to initiate, and for initiating and conducting, any recall, market withdrawal, field action, removal, correction or field notice (a “Recall”) related to the Matrix.  Orthofix will cooperate with MTF in the conduct of any Recall.  MTF will bear the costs and expenses of any Recall related to the Matrix, including reasonable costs incurred by Orthofix.  Orthofix will have the right to initiate at its own expense any patient testing with respect to the Matrix other than that which is required by Law, and Orthofix’s election to initiate such testing will not affect MTF’s indemnification obligations hereunder.  Nothing contained herein will be construed as restricting the right of either Party to make a timely report of such matters to any Regulatory Authority or take other action that it deems to be appropriate or required by applicable Laws.

ARTICLE XIII
TERM; TERMINATION

13.1        Term. Unless sooner terminated pursuant to the terms herein, this Agreement will commence on the Effective Date and will continue until the tenth (10th) anniversary of the Effective Date (the “Initial Term”).  Six months prior to the date of expiration of the Initial Term, and six (6) months prior to the expiration of any renewal term, as applicable, the Parties will begin negotiating in good faith for purposes of renewing this Agreement for an additional two (2) year term to begin immediately upon the expiration of the then-current term.  In the event that the Parties are unable to reach agreement on renewal by the date of expiration of the then-current term, each Party will reduce to writing its final proposal with respect to renewal, this Agreement shall expire by its terms on such date, and for a period of two (2) years after such date neither Party will enter into an agreement for Commercialization of the Matrix with any Third Party on terms less favorable to it than those which were offered by the other Party and set forth in such writing.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.2         Termination for Default.  Either Party may terminate this Agreement in the event of the material breach or material default by the other Party of the material terms and conditions hereof which is not cured as set forth in this Section 13.2.  In the event of such a material breach or material default, the terminating Party will first give to the defaulting Party written notice of the proposed termination of this Agreement, specifying the grounds therefor.  Upon receipt of such notice, the defaulting Party will have sixty (60) days to cure such material breach or material default.  If the defaulting Party does not cure such breach or default within such period, then this Agreement will terminate automatically on the sixtieth (60th) day after receipt by the defaulting Party of the termination notice.  Termination of this Agreement pursuant to this Section 13.2 will not affect any other rights or remedies which may be available to the non-defaulting Party.

13.3         Termination for Bankruptcy, Insolvency.  A Party may terminate this Agreement upon the occurrence of either of the following:

(a)           the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the other Party in an involuntary case under the United States Bankruptcy Code, as now constituted or hereafter amended (the “Bankruptcy Code”), or any other applicable federal or state insolvency or other similar Law and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(b)           the filing by the other Party of a petition for relief under the Bankruptcy Code or any other applicable federal or state insolvency or other similar Law.

All licenses granted by each Party to the other Party in this Agreement are, and will otherwise be deemed to be, for the purpose of Section 365(n) of the Bankruptcy Code, the licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code.  Each Party, as a licensee of intellectual property rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties hereto further agree that, in the event that any proceeding will be instituted by or against either Party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it will take any action to authorize any of the foregoing actions, the other Party will have the right to retain and enforce its rights in and to such Party’s intellectual property under this Agreement in accordance with Section 365(n) of the Bankruptcy Code.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.4        Other Termination Rights.  Either Party may terminate this Agreement upon written notice to the other Party (a) if a court or Regulatory Authority that regulates the Matrix takes any action the result of which would prohibit or significantly restrict the sale, marketing, use, or manufacture of the Matrix, (b) if, prior to the Effective Date of this Agreement, the Development Agreement is terminated for any reason, or (c) pursuant to Section 17.3.  Orthofix may further terminate this Agreement upon written notice to MTF: (x) in the event of an Infringement Claim or a reasonable determination by Orthofix that an Infringement Claim is likely to be initiated, if after written notice by Orthofix to MTF to cease Processing, supplying and distributing the Matrix, MTF continues to Process, supply or distribute the Matrix during the Cessation Period or (y) if Orthofix enters into any settlement with the consent of MTF of an Infringement Claim pursuant to which Orthofix agrees not to Process or Commercialize the Matrix.

13.5         Expiration; Termination; Consequences.

(a)           Survival.  The following provisions, in accordance with their respective terms, will survive termination or expiration of this Agreement for any reason:  Section 4.2 (Service Fee Audit), ARTICLE VII (Intellectual Property), Section 8.10 (Disclaimer of Warranties), Section 9.8 (Disclaimer of Warranties), Section 11.1 (Books and Records; Compliance Audits), Section 13.3 (Termination for Bankruptcy, Insolvency), Section 13.5 (Expiration; Termination; Consequences), ARTICLE XIV (Indemnification; Insurance), ARTICLE XV (Disclaimer of Indirect Damages), ARTICLE XVI (Confidentiality; Restrictive Covenants; Publications), ARTICLE XVIII (Press Releases; Use of Names), ARTICLE IX (Dispute Resolution) and ARTICLE XX (Miscellaneous).

(b)           Return of Confidential Information.  Upon termination or expiration of this Agreement, each Party will immediately deliver to the other (and cause its employees, agents, representatives and subcontractors to so deliver), at such Party’s expense, all Confidential Information of the other Party, including any and all copies, duplications, summaries and/or notes thereof or derived therefrom, regardless of the format; provided, however, that each Party will, upon reasonable notice to such Party and during such Party’s normal business hours, provide the other Party with access to Confidential Information as is reasonably necessary for purposes of the requesting Party’s compliance with applicable Laws or in connection with such Party’s defense of any Third-Party claims related thereto.

(c)           Accrued Obligations.  Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to the effective date of such expiration or termination, including, with respect to MTF, (i) the fulfillment of any outstanding Authorized Orders received prior to the effective date of expiration or termination of this Agreement and (ii) payment to Orthofix of any Marketing Fees due and payable as a result of Authorized Orders received prior to the effective date of expiration or termination of this Agreement.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE XIV
INDEMNIFICATION; INSURANCE

14.1         Indemnification by Orthofix. Orthofix hereby agrees to indemnify, defend, and hold harmless MTF, its Affiliates and their respective directors, officers, employees, agents, successors and permitted assigns (the “MTF Indemnitees”) from and against any and all damages, losses, liabilities, claims, actions, proceedings, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) resulting from or arising out of (a) any unauthorized claim made by Orthofix with respect to the Matrix that is inconsistent with the Specifications, with the labeling or materials approved by MTF, (b) Orthofix’s breach of any of its representations, warranties or covenants hereunder, (c) Orthofix’s gross negligence or willful misconduct or the grossly negligent actions or willful misconduct of any of Orthofix’s Affiliates, employees, directors or agents in connection with this Agreement, including, without limitation, any product liability and other claims for personal injury or death caused by the Matrix if resulting form such actions, and (d) any Third-Party claim that the Processing, distribution or supply under this Agreement and for purposes of the Collaboration of the Matrix in accordance with the Specifications and for which Orthofix is paid a Marketing Fee (or which is delivered in furtherance of Orthofix’s marketing efforts or as a result of Orthofix’s introduction regardless of whether a Marketing Fee is paid) violates the intellectual property rights of a Third Party and/or infringes the valid claim of an existing Patent of a Third Party (an “Infringement Claim”), it being understood that a Third-Party Claim regarding the development or Processing of the Matrix independent of the Collaboration shall not be within the definition of “Infringement Claim;” provided, however, that

(i)           in the event of an Infringement Claim or a reasonable determination by Orthofix that an Infringement Claim is likely to be initiated, Orthofix will have the right to direct MTF, by written notice, to cease Processing, supplying and distributing the Matrix during the period beginning upon MTF’s receipt of such notice and continuing until MTF’s receipt of written notice from Orthofix that the Infringement Claim has been satisfactorily resolved in Orthofix’s reasonable determination or is no longer expected to be initiated (the “Cessation Period”), and Orthofix will have no obligation to indemnify or hold harmless MTF or the MTF Indemnitees from or against any Damages attributable to any Processing, supply or distribution of the Matrix during the Cessation Period; and

(ii)           Orthofix will not be required to indemnify, defend and hold harmless the MTF Indemnitees from or against any counter-claim or other claim against an enforcement action filed by MTF (in exercising its step-in rights pursuant to Section 6.5(e)) with respect to any alleged infringement of the Existing Orthofix Technology or the Developed Technology.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In the event that Orthofix directs MTF, by written notice, to cease development and Processing of the Matrix based on a reasonable determination that an Infringement Claim is likely to be initiated and MTF complies therewith, Orthofix shall reimburse MTF for fifty percent (50%) of MTF’s actual, documented cost for processing the quantity of the Matrix in MTF’s inventory on the date of such notice and fifty percent (50%) of MTF’s actual documented cost for all Matrix work in process on such date.

14.2         Indemnification by MTF.  MTF hereby agrees to indemnify, defend, and hold harmless Orthofix, its Affiliates and their respective directors, officers, employees, agents, successors and permitted assigns from and against any and all Damages, resulting from or arising out of (a) MTF’s breach of any of its representations, warranties, or covenants hereunder, (b) MTF’s gross negligence or willful misconduct or the grossly negligent actions or willful misconduct of any of MTF’s Affiliates, employees, officers, directors or agents in connection with this Agreement and (c) product liability and other claims for personal injury or death caused by the Matrix insofar as Processed and supplied by MTF.

14.3         Third-Party Claims Procedure.

(a)           Notice of Claims.  Each Party indemnified under the provisions of this Agreement, upon receipt of written notice of any claim, or the service of a summons or other initial legal process upon it in any action instituted against it by a Third Party, in respect of any claim for which such Party is entitled to indemnification in accordance with this Agreement, will promptly give written notice of such claim, or the commencement of such action, or threat thereof to the Party from whom indemnity will be sought hereunder; provided, however, the failure to provide such notice will not relieve the indemnifying Party of any of its obligations hereunder except to the extent the indemnifying Party is materially prejudiced by such failure.  The indemnifying Party will be entitled at its own expense to participate in the defense of such claim or action, or, if it will elect, to assume control of such defense, in which event such defense will be conducted by counsel chosen by such indemnifying Party, which counsel may be any counsel reasonably satisfactory to the indemnified Party against whom such claim is asserted, and the indemnified Party will bear all fees and expenses of any additional counsel retained by it.  Notwithstanding the immediately preceding sentence, if the named parties in such action (including impleaded parties) include the indemnified and the indemnifying Parties, and the indemnified Party will have been advised by counsel that there may be a conflict between the positions of the indemnifying Party and the indemnified Party in conducting the defense of such action or that there are legal defenses available to such indemnified Party different from or in addition to those available to the indemnifying Party, then counsel for the indemnified Party will be entitled, if the indemnified Party so elects, to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified Party, at the expense of the indemnifying Party, if it is determined by agreement of the indemnifying Party and the indemnified Party or by a court of competent jurisdiction that the indemnified Party is entitled to indemnification hereunder for the Damages giving rise to such action.  If the indemnifying Party elects not to assume the defense of such claim or action, then such indemnifying Party will reimburse such indemnified Party for the reasonable fees and expenses of any counsel retained by it, and will be bound by the results obtained by the indemnified Party in respect of such claim or action if it is determined by agreement of the indemnifying Party and the indemnified Party or by a court of competent jurisdiction that the indemnified Party is entitled to indemnification hereunder for the Damages giving rise to such action; provided, however, that no such claim or action will be settled without the written consent of the indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed and provided, further, that an indemnified Party that declines to consent to a proposed settlement will not be entitled to be indemnified against, and will be fully responsible for, (i) the amount, if any, by which any subsequent settlement amount or damages award exceeds the amount of the proposed settlement that was declined, and (ii) all reasonable costs of defense and settlement relating to the period after the date on which consent to the proposed the proposed settlement was declined.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Payment Terms.  All amounts payable under this ARTICLE XIV will be paid promptly after receipt by the indemnifying Party of written notice from the indemnified Party stating that such Damages have been incurred, the amount thereof and of the related indemnity payment and substantiation of such amount and such indemnity payment; provided, however, any disputed amounts will be due and payable promptly after such amounts are finally determined by a court of competent jurisdiction or by mutual agreement of the Parties to be owing by the indemnifying Party to the indemnified Party.

14.4         Insurance.  Each Party will procure and maintain comprehensive general liability and product liability insurance (or, in the case of MTF, professional liability insurance), in amounts of not less than $2,000,000 per incident and $10,000,000 in the aggregate annually.  Each Party will maintain such insurance during the Term and for a period of ten (10) years following the end of the Term.  Each Party will cause the other Party to be named as an additional insured under such insurance and will provide the other Party proof of such insurance upon request.  Each Party will give the other Party at least thirty (30) days notice of any cancellation, termination or change in such insurance.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE XV
DISCLAIMER OF INDIRECT DAMAGES;
LIMITATIONS ON LIABILITY

Notwithstanding any other provision contained in this Agreement:

15.1        Indirect Damages.  In no event will either Party be liable to the other Party for incidental, special, consequential or other indirect damages, including any claims for damages based upon lost profits (it being acknowledged and agreed that amounts paid or incurred by a Party to any Third Parties, whether or not constituting indirect damages to such Third Parties, shall not be construed as indirect damages to such Party).

15.2        Maximum Aggregate Liability.  The maximum aggregate liability of MTF hereunder for any and all causes whatsoever, and Orthofix’s remedies, and whether or not MTF is notified of the possibility of Damages to Orthofix, will be limited to the amount of the Service Fees retained by MTF hereunder.  The maximum aggregate liability of Orthofix hereunder for any and all causes whatsoever, and MTF’s remedies, and whether or not Orthofix is notified of the possibility of Damages to MTF, will be limited to the amount of Marketing Fees paid to Orthofix hereunder.

15.3         Exceptions.  The disclaimer and limitations set forth in this ARTICLE XV will not apply to any liability of either Party arising under Section 6.2 (Rights of First Offer and First Refusal), ARTICLE XIV (Indemnification and Insurance), other than under Section 14.1(a), Section 14.1(b), Section 14.2(a) thereof, and ARTICLE XVI (Confidentiality; Restrictive Covenants; Publication).

ARTICLE XVI
CONFIDENTIALITY; RESTRICTIVE COVENANTS; PUBLICATION

16.1         Treatment of Confidential Information.

(a)           Obligation; Exceptions.  All Confidential Information disclosed by one Party to the other Party hereunder will be maintained in confidence by the receiving Party and will not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, for a period of ten (10) years from disclosure of such Confidential Information, except to the extent that such Confidential Information:

(i)             is known by receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(ii)           is or becomes part of the public domain through no fault of the receiving Party;

(iii)           is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)           is developed by the receiving Party independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records;

(v)           is disclosed to a governmental agency (A) in order to obtain Patents with respect to the Matrix, but such disclosure may be made only to the extent reasonably necessary to obtain such Patents, or (B) as part of or in connection with any mandatory filing with a governmental agency; and/or

(vi)           is deemed necessary by either Party to be disclosed to its Affiliates, agents, consultants, and/or other Third Parties for the Processing and/or Commercialization of the Matrix and/or in connection with a permitted licensing transaction and/or a permitted assignment under this Agreement, and/or loan, financing or investment and/or acquisition, merger, consolidation or similar transaction (or for such entities to determine their interest in performing such activities) in each case on the condition that any Third Parties to whom such disclosures are made agree to be bound by the confidentiality and non-use obligations contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties will be no less than ten (10) years.

(b)           Aggregated Information.  Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself falls within the applicable exclusion.

(c)           Required Disclosures.  If a Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of this ARTICLE XVI such Party will promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations.  Confidential Information that is disclosed by judicial or administrative process will remain otherwise subject to the confidentiality and non-use provisions of this ARTICLE XVI, and the Party disclosing Confidential Information pursuant to law or court order will take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

16.2         Non-Compete.  Subject to the provisions of Section 6.2(a) and Section 6.2(b), during the Term and for one (1) year thereafter, neither Party will, and will not permit any of its Affiliates to, except as provided in this Agreement, directly or indirectly, as a principal, agent, owner, joint venturer, investor, manager, operator or consultant, engage in the Processing, development, manufacture, sale, marketing, use, import, export, supply, distribution or other Commercialization in the Territory of bone-growth allograft products containing viable allogeneic stem cells derived from cadavers; provided, however, that the Parties acknowledge and agree that (a) Orthofix is a party to the Osiris Agreement under which Orthofix distributes a bone allograft product, under the trademark “Trinity”™, that contains viable allogeneic stem cells derived from cadavers, (b) as of the date hereof, Orthofix has an existing inventory of the Trinity product, (c) Orthofix shall be entitled to exhaust such inventory of the Trinity product, but in no event subsequent to the later of (i) six (6) months after the Effective Date or (ii) October 1, 2009, before placing orders with MTF for the Matrix, (d) Orthofix may fill orders for all or any portion of the quantities set forth in any Forecast from such inventory of the Trinity product before placing orders with MTF for the Matrix, but in no event later than the period described under clause (c) immediately preceding, and (e) proceeding as set forth herein will not be deemed to be a violation by Orthofix of Section 6, this Section 16.2 or any other provision of this Agreement.  Each Party acknowledges and agrees that the covenants and agreements set forth in this Section 16.2 have been specifically negotiated and are essential and material terms and conditions of this Agreement and a material part of the transactions contemplated by this Agreement and the Development Agreement.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.3         Non-Solicitation.  During the Term and, for a period of one (1) year thereafter, neither Party will directly or indirectly solicit, engage or hire any employee or contractor of the other Party or its Affiliates; provided, however, that nothing herein will prohibit either Party, directly or indirectly (for such Party’s own account or for the account of any other Person), from soliciting for employment, hiring or employing (a) any Person who responds to a general solicitation or advertisement in a newspaper, on the internet, or in some similar medium that is not directed at any individual employee or group of employees of the other Party; (b) any Person whose employment has been terminated without cause by the other Party; or (c) any Person referred by a recruiter, as long as such recruiter is directed to not target or solicit employees of the other Party.

16.4         Publications.  Each of Orthofix and MTF will have the right to publish, during the Term or after its expiration or termination, the results of research related to the Matrix that is conducted during the Term, subject in each instance to the prior written approval of the other Party, which approval will not be unreasonably withheld, conditioned or delayed.  The Party seeking to publish any such results will submit the proposed publication to the other Party for review a minimum of sixty (60) days prior to the contemplated publication and the non-publishing Party will have a reasonable opportunity to recommend any changes that it reasonably believes are necessary.  If the non-publishing Party does not object to such publication or recommend any changes in writing within such sixty (60) day period such approval will be deemed granted.

ARTICLE XVII
FORCE MAJEURE

17.1         Effects of Force Majeure.  Neither Party will be held liable or responsible for failure or delay in fulfilling or performing any of its obligations under this Agreement to the extent that such failure or delay is caused or occasioned by acts of God, acts of the public enemy, fire, explosion, flood, drought, hurricane, weather conditions, war, riot, sabotage, embargo, strikes or other labor disputes (a “Force Majeure Event”); provided, however, that in the event of a Force Majeure Event affecting the Processing of the Matrix, MTF will use Reasonable Commercial Efforts to implement the Contingency Plan before it will be entitled to be excused from its obligations under this Agreement pursuant to this Section 17.1.  Such excuse will continue as long as the Force Majeure Event continues.  Upon cessation of such Force Majeure Event, such Party will promptly resume performance hereunder.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.2        Notice of Force Majeure.  Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable fully to perform its obligations hereunder.  Each Party further agrees to use Reasonable Commercial Efforts to correct the Force Majeure Event as quickly as possible and to give the other Party prompt written notice when it is again fully able to perform such obligations.

17.3         Termination.  If a Force Majeure Event lasts for more than sixty (60) calendar days and during such period MTF cannot Process the Matrix (or arrange for the Processing of the Matrix pursuant to the Contingency Plan) as a result of the Force Majeure Event, Orthofix may use an alternative supplier of the Matrix to fulfill Authorized Orders for the shorter of (i) the duration of the Force Majeure Event or (ii) the period (not exceeding one-hundred eighty (180) days beyond the cessation of the Force Majeure Event) necessary to allow Orthofix to honor, on behalf of MTF, the Authorized Orders, if any, to any Customer in effect at the time of cessation.  If, as a result of a Force Majeure Event, a Party is unable fully to perform its obligations hereunder for any consecutive period of one hundred eighty (180) days, the other Party will have the right to terminate this Agreement in its entirety, upon providing written notice to the non-performing Party, such termination to be effective thirty (30) days from the date of such notice.

ARTICLE XVIII
PRESS RELEASES; USE OF NAMES

18.1        Press Releases.  Except as otherwise required by Law or any rule of the NASDAQ Stock Market, any announcement, press release, publicity, or other public statement related to this Agreement or either Party’s performance hereunder prepared by one Party will be submitted to the other Party prior to release for approval, which approval will not be unreasonably withheld, conditioned or delayed by such other Party.

18.2        Use of Names.  Except as otherwise required by Law or by the terms of this Agreement or as mutually agreed upon by the Parties, neither Party will make any use of the name of the other Party in any advertising or promotional material, or otherwise, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed by such other Party.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE XIX
DISPUTE RESOLUTION

19.1         Internal Escalation.  The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term which relates to either Party’s rights and/or obligations hereunder, including without limitation, the inability of the Steering Committee under Section 3.3 to reach a determination on any issue that the Steering Committee is authorized to consider.  Except with respect to any right to injunctive relief for any claims arising from any section of ARTICLE XVI or Section 20.3, in the event of the occurrence of such a dispute, either Party will be required, by written notice to the other Party, to have such dispute referred to the respective chief executive officers of the Parties, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received.

19.2         Mediation.  Except with respect to any right to injunctive relief for any claims arising from any section of ARTICLE XVI or Section 20.3, in the event the Parties’ respective chief executive officers are not able to resolve such dispute within the thirty (30) day period set forth in Section 19.1, or such other period of time to which the Parties may mutually agree in writing,  the Parties will endeavor in good faith to resolve the dispute through mediation under the CPR Mediation Procedure in effect on the date of this Agreement.  Unless otherwise mutually agreed to in writing, the parties will select a mediator from the CPR Panels of Distinguished Neutrals.

19.3         Legal Process.  In the event that the Parties are not able to resolve such dispute within forty five (45) days after initiation of the mediation procedure set forth in Section 18.2, or such other period of time to which the Parties may mutually agree in writing, each Party will have the right to pursue any and all remedies available at law or in equity.

19.4         Venue.  For any court proceeding initiated with respect to this Agreement (i) Orthofix hereby irrevocably and unconditionally consents to the submission to the non-exclusive jurisdiction of the United States District Court for the District of New Jersey, and the courts of the State of New Jersey located within that district, if such court proceeding is initiated by MTF and (ii) MTF hereby irrevocably and unconditionally consents to the submission to the non-exclusive jurisdiction of the United States District Court for the Western District of North Carolina, and the courts of the State of North Carolina located within that district, if such court proceeding is initiated by Orthofix.  Each Party further irrevocably and unconditionally (i) agrees that service of any process, summons, notice or document by registered mail or as otherwise provided in this Agreement shall be effective service of process for any action, suit or proceeding brought against it in any court whose jurisdiction is accepted as aforesaid, (ii) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such courts, and (iii) agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE XX
MISCELLANEOUS

20.1        Independent Contractors.  Although the Parties are engaged in a Collaboration to Process and Commercialize the Matrix and have made and will make contributions, financial and otherwise, to such Collaboration, the relationship between Orthofix and MTF is that of independent contractors and nothing herein will be deemed to constitute the relationship of partners, or principal and agent between Orthofix and MTF.  Neither Party will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any Third Party.

20.2        Assignment.  Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the prior written consent of the other Party to an Affiliate of such Party or in connection with a merger or sale of all or substantially all of the stock or assets of such Party to a Third Party.  Any permitted assignee will assume in writing all obligations of its assignor under this Agreement.  No assignment will relieve either Party of its responsibility for the performance of its obligations hereunder. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted successors and assigns and nothing in this Agreement is intended to or shall confer any benefits, rights or remedies unto any Person other than the Parties and their respective permitted successors and assigns. Without limiting the generality of the foregoing, and notwithstanding any representation or warranty of MTF provided herein with respect to the Matrix or any other matter, Orthofix acknowledges and agrees that all such representations and warranties are for the exclusive benefit of Orthofix under this Agreement and will not be applicable or transferable to any Customer or any other Person.

20.3        Injunctive Relief; Specific Performance.  Notwithstanding anything to the contrary in ARTICLE XIX, the Parties understand and agree that, in view of the uniqueness of the Matrix and the long term Process, supply and distribution of the Matrix contemplated hereunder, each Party will be entitled to specific performance and other forms of injunctive relief in the event that the other Party breaches its obligations hereunder (including, without limitation, under ARTICLE XVI), in addition to any other remedy to which it may entitled, at law or in equity.

20.4        Waiver.  No failure or delay on the part of either Party hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto will operate as a waiver, nor will any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.5         Severability. Both Parties expressly agree and contract that it is not the intention of either Party to violate any public policy, applicable Laws, treaties, or decisions of any government or agency thereof.  If any provision or part thereof contained in this Agreement is declared invalid by any court of competent jurisdiction or a government agency having jurisdiction, such declaration will not affect the remainder of the provision or the other provisions and each will remain in full force and effect.

20.6         Headings.  All headings in this Agreement are for convenience of reference only and will not affect the interpretation of this Agreement.

20.7        Interpretation.  The words “include”, “includes” and “including” and words of similar import will be deemed to be followed by the phrase “without limitation” or “but not limited to,” as the context may warrant.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference herein to any entity will be construed to include the entity’s successors and assigns; (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (d) all references herein to Articles, Sections, Addenda, Exhibits or Schedules will be construed to refer to Articles, Sections, Addenda, Exhibits and Schedules of this Agreement.

20.8         Notices.  All notices and other communications required or permitted to be given under this Agreement will be in writing and will be delivered personally or sent by (a) registered or certified mail, return receipt requested; (b) a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid; or (c) facsimile (with the original promptly sent by any of the foregoing manners).  Any such notices will be addressed to the receiving Party at such Party’s address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

If to MTF:
Musculoskeletal Transplant Foundation, Inc.
125 May Street
Suite 300
Edison, New Jersey  08837
Attention:    Bruce W. Stroever
Facsimile No.:  (732) 661-2297

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

With a copy (which will not constitute notice) to:

McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102
Attention:    Howard Kailes, Esq.
Facsimile No.:  (973) 624-7070

If to Orthofix:
Orthofix Holdings, Inc. (c/o Orthofix International N.V.)
The Storrs Building
Suite 250
10115 Kincey Avenue
Huntersville Business Park
Huntersville, NC  28078
Attention: Chief Executive Officer and General Counsel
Facsimile No.:  (704) 948-2690

With a copy (which will not constitute notice) to:

Hogan & Hartson LLP
8300 Greensboro Drive
Suite 1100
McLean, VA 22102
Attention:  Philip D. Porter
Facsimile No.: (703) 610-6200

Any such notice or communication will be effective upon such personal delivery or delivery to such courier, upon transmission by facsimile (with acknowledgement of a complete transmission), or three (3) days after it is sent by such registered or certified mail, as the case may be.  Copies will be sent in the same manner as originals.

20.9        Counterparts. This Agreement and any amendment or supplement hereto may be executed in counterparts, each of which will be deemed to be an original, and all of which taken together will constitute one and the same instrument.

20.10      Governing Law.  All questions of inventorship, and all other Patent rights of the Parties, will be governed by the laws of jurisdiction from which the Patent in question issued or in which the Patent application was filed.  In all other respects, the validity, interpretation, and performance of this Agreement will be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.11      Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafter will not apply.

20.12      Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments, and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

20.13      Entire Agreement.  This Agreement, including all addenda, exhibits and schedules referred to herein, constitute the full understanding of the Parties with respect to the subject matter hereof and a complete and exclusive statement of the terms of their agreement.  This Agreement or any provision hereof cannot be amended, changed, supplemented, or waived except in a writing signed by each of the Parties hereto.  No modification to this Agreement will be effected by the acknowledgment or acceptance of any purchase order or shipping instruction form or similar documents containing terms or conditions at variance with or in addition to those set forth herein.  Any term or condition of any purchase order, sales acknowledgment, or document which is in addition to, different from, or contrary to the terms and conditions of this Agreement will be void.

[The rest of this page is intentionally left blank.]

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Matrix Commercialization Collaboration Agreement to be duly executed and delivered as of the date first written above.

MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.

By:	/s/ Bruce W. Stroever
Name:	Bruce W. Stroever
Title:	President and CEO

ORTHOFIX HOLDINGS, INC.

By:	/s/ Alan Milinazzo
Name:	Alan Milinazzo
Title:	Group President and CEO

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LIST OF ADDENDA AND EXHIBITS

Addendum 1 – Definitions

Exhibit A – MTF Order Acceptance Procedures

Exhibit B – Initial Steering Committee

Exhibit C – Specifications

Exhibit D – Release Criteria

Exhibit E – COA

Exhibit F – Contingency Plan

Exhibit G – MTF’s Knowledge

Exhibit H – Orthofix’s Knowledge

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 9.7 – Intellectual Property

The Existing Orthofix Technology is subject to certain liens pursuant to the Credit Agreement, dated as of September 22, 2006, among Orthofix Holdings, Inc., Orthofix International N.V., Colgate Medical Limited, Victory Medical Limited, Swiftsure Medical Limited, Orthofix UK LTD, certain subsidiaries of Orthofix International N.V. identified therein, the Lenders identified therein, and Wachovia Bank, National Association, as Administrative Agent, as amended (the “Credit Agreement”), and including the Security Documents, as defined in the Credit Agreement.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Addendum 1 – Definitions

The following terms, whether used in the singular or plural, will have the meanings assigned to them below for purposes of this Agreement:

“AATB” means the American Association of Tissue Banks.

“Affiliate” means any corporation or non-corporate entity which controls, is controlled by, or is under common control with a Party.  A corporation or non-corporate entity will be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate entity, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

“Agreement” means this Matrix Commercialization Collaboration Agreement.

“Audit” means a reasonable review and/or inspection by either Party or its representatives of Service Fee records in accordance with Section 4.2 and/or facilities, processes, procedures, and documents (or of any subcontractor permitted pursuant to Section 2.9) as described in Section 10.1 of this Agreement.

“Authorized Orders” has the meaning set forth in Section 2.1(a).

“Bankruptcy Code” has the meaning set forth in Section 13.3(a).

“Certificate of Analysis” or “COA” means the certificate for each Lot delivered hereunder confirming compliance with the Specifications.

“Cessation Period” has the meaning set forth in Section 14.1.

“cGTP” means current Good Tissue Practice requirements set forth in 21 C.F.R. Part 1271, Subpart D, as in effect and as may be amended or replaced by the FDA from time to time.

“Collaboration” means the Processing and Commercialization of the Matrix by the Parties pursuant to the terms and conditions of this Agreement.

“Commercialization” or “Commercialize” means activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing, supplying or transferring the Matrix.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Confidential Information” means information which is disclosed by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in whatever media, and is marked, identified or otherwise acknowledged to be confidential at the time of disclosure.

“Contingency Plan” means the contingency plan for the Processing and fulfillment of Authorized Orders in the event of any interruption in MTF’s Processing capability as a result of cessation of all or substantially all Processing operations with respect to the Matrix at MTF’s facility located in Edison, New Jersey, set forth in Exhibit F and as it may be subsequently amended from time to time in accordance with the procedures set forth herein and in the Development Agreement.

“Control,” “Controls” or “Controlled by” means, with respect to any item of or right under Patents, Know-How, Technology or Inventions, the possession of (whether by ownership or license, other than pursuant to this Agreement) or the ability of a Party to grant access to, or a license or sublicense of, such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

“CPI” means the “Price for Index for all Urban Consumers, U.S. city average, all items, for the then immediately preceding 12-month period” as published by the U.S. Government.

“Customers” has the meaning set forth in Section 2.1(b).

“Damages” has the meaning set forth in Section 14.1.

“Developed Technology” means the Developed Technology (as defined in the Development Agreement) in existence as of the Effective Date, and all Improvements during the Term with respect thereto, including, without limitation, all Patents relating to the foregoing.

“Development Agreement” has the meaning set forth in the Recitals.

“Dispute Notice” has the meaning set forth in Section 4.2(b).

“Donor” means a human tissue donor.

“Donor Eligibility Requirements” means the requirements set forth in 21 C.F.R. Part 1271, subpart C, as in effect and as may be amended or replaced by the FDA from time to time.

“Donor Tissue” means human musculoskeletal tissue, including bone and connective tissue.

“Effective Date” means the date of completion of the last Development Milestone pursuant to the Development Plan (as those terms are defined in the Development Agreement).

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Existing MTF Technology” means (a) for all purposes of this Agreement other than Section 7.1(a)(ii), such Technology, Inventions and Know-How Controlled by MTF in existence as of the date of this Agreement (including, without limitation, all Patents), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix, and (b) solely for purposes of Section 7.1(a)(ii), such Technology, Inventions and Know-How Controlled by MTF in existence as of the Effective Date (including, without limitation, all Patents), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix.

“Existing Orthofix Technology” means (a) for all purposes of this Agreement other than Section 7.1(b)(ii),such Technology, Inventions and Know-How Controlled by Orthofix in existence as of the date of this Agreement (including, without limitation, all Patents), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix, and (b) solely for purposes of Section 7.1(b)(ii), such Technology, Inventions and Know-How Controlled by Orthofix in existence as of the Effective Date (including, without limitation, all Patents), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix.

“Facility” means MTF’s facility located at 125 May Street, Suite 300, Edison, New Jersey or any other facility of MTF where it performs any of its obligations under this Agreement.

“FDA” means the United States Food and Drug Administration, or any successor entity.

“FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

“First Offer Notice” has the meaning set forth in Section 6.2(a).

“First Refusal Notice” has the meaning set forth in Section 6.2(b).

“Force Majeure Event” has the meaning set forth in Section 17.1.

“Forecast” has the meaning set forth in Section 2.2.

“HCT/P” means a human cells, tissues, or cellular or tissue-based product that the FDA regulates solely under Section 361 of the PHSA and the provisions of 21 C.F.R. Part 1271.

“Improvement” means any enhancement, modification, purification, optimization, or further development made under and pursuant to this Agreement during the Term, whether or not patentable, that results from either (a) a change to the Specifications that is agreed upon by the Steering Committee for development under this Agreement, or (b) a new development initiative with respect to the Matrix that is the subject of a new development agreement mutually agreed upon by the Parties in accordance with Section 6.1.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Infringement Claim” has the meaning set forth in Section 14.1.

“Initial Term” has the meaning set forth in Section 13.1.

“Invention” means any process, method, composition of matter, article of manufacture, discovery or finding.

“Know-How” means (a) any scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data and (b) any biological, chemical or physical materials.

“Laws” means all national, federal, state, provincial and local laws, statute, rules, regulations, ordinances, administrative order, court order, requirements and guidance of any governmental authority or instrumentality, domestic or otherwise, including the PHSA, the NOTA, 21 C.F.R. Parts 1270 and 1271, Human Cells, Tissues, and Cellular or Tissue-Based Products, cGTP, state tissue banking statutes and regulations, Donor Eligibility Requirements, and other rules, regulations, guidance or standards promulgated or issued by any Regulatory Authority or the AATB, as each may be amended from time to time.

“Lot” means a quantity of the Matrix, Processed in accordance with the Specifications, resulting from a single production run traceable to a single Donor.

“Marketing Fee” has the meaning set forth in Section 5.2.

“Marketing Plan” has the meaning set forth in Section 5.1.

“Matrix” has the meaning set forth in the Recitals.

“Minimum Service Fee” has the meaning set forth in Section 4.1(a).

“Monthly Statement” has the meaning set forth in Section 4.1(b).

“MTF” has the meaning set forth in the Preamble.

“MTF Indemnitees” has the meaning set forth in Section 14.1.

“MTF Marks” has the meaning set forth in Section 7.3(a).

“MTF’s Knowledge” and phrases of similar import mean, the actual knowledge of a particular fact of the individuals identified on Exhibit G

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“NOTA” means the United States National Organ Transplant Act, 42 U.S.C. Section 274e.

“Offeree Party” has the meaning set forth in Section 6.2(a).

“Offering Party” has the meaning set forth in Section 6.2(a).

“Orthofix” has the meaning set forth in the Preamble.

“Orthofix Marks” has the meaning set forth in Section 7.3(b).

“Orthofix’s Knowledge” and phrases of similar import mean, the actual knowledge of a particular fact of the individuals identified on Exhibit H.

“Osiris Agreement” means the Distribution and Supply Agreement, dated November 10, 2005, between Osiris Therapeutics, Inc. and Orthofix.

“Party” has the meaning set forth in the Preamble.

“Patent(s)” means (a) all patents and patent applications in any country or supranational jurisdiction and (b) any provisionals, substitutions, divisions, continuations, continuations in part, reissues, renewals, registrations, confirmations, reexaminations, extensions, supplementary protection certificates and the like, of any such patents or patent applications.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“PHSA” means the United States Public Health Service Act, 42 U.S.C. §201 et seq.

“Process” or “Processing” means any or all of the acts of manufacturing (including procuring materials, and determining suitability of Donor Tissue and Donors for manufacturing), handling, storing, releasing, analyzing, testing, packaging, labeling and preparing for shipment.

“Product Concept” has the meaning set forth in Section 6.2(a).

“Product Concept Proposal” has the meaning set forth in Section 6.2(a).

“Proposing Party” has the meaning set forth in Section 6.2(b).

“Reasonable Commercial Efforts” means with respect to the efforts to be expended by a Party with respect to any objective, reasonable, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect to the Processing or Commercialization of the Matrix, such efforts will be similar to those efforts and resources commonly used by a Party for a similar human tissue product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the commercial viability of the product, availability of alternative products and other relevant factors.  Reasonable Commercial Efforts may change over time, reflecting changes in the status of the Matrix and the market needs.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Recall” has the meaning set forth in ARTICLE XII.

“Receiving Party” has the meaning set forth in Section 6.2(b).

“Regulatory Authority” means any government regulatory authority, domestic or otherwise with jurisdiction over the activities of the Parties pursuant to this Agreement and over the development, Processing, marketing, reimbursement and/or pricing of the Matrix in the Territory, including, in the United States, the FDA.

“Regulatory Inspection” has the meaning set forth in Section 11.5.

“Release Criteria” has the meaning set forth in Section 10.1.

“Service Fee” has the meaning set forth in Section 4.1(a).

“Specifications” has the meaning set forth in the Recitals.

“Steering Committee” means the Committee described in greater detail in ARTICLE III that has the authority set forth therein, the initial composition of which is set forth in Exhibit B.

“Subcontracting Party” means, with respect to any subcontractor, the Party that has engaged that subcontractor.

“Technology” means all intellectual property rights, including but not limited to such rights with respect to designs, prototypes, processes, drawings, descriptions, data, and inventions, whether patentable or not.

“Term” means the Initial Term as defined in Section 13.1 hereof, and any renewal or extension of this Agreement pursuant to Section 13.1.

“Territory” means all of the countries in the world, and their territories and possessions.

“Third Party” means any party other than Orthofix, MTF, and their respective Affiliates.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Underpayment Notice” has the meaning set forth in Section 4.2(a).

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT
MTF Order Acceptance Procedures*

Orders; Service Fees
1.  All orders for Matrix shall be subject to MTF’s standard terms and conditions, including, without limitation, its standard warranty, and, subject to the foregoing, the terms set forth in this Exhibit A in effect on the date of this Agreement as from time to time revised by MTF.
2.  All new customers must provide MTF with their complete bill to and ship to address, contact name and telephone number on company letterhead.
3.  Unless otherwise agreed upon in writing, the Matrix will be billed at the service fees in effect at the time of shipment.  Service fees are subject to change without notice unless a definite term of effectiveness is otherwise stipulated by MTF. Unless otherwise specifically indicated, all service fees and order acknowledgements are understood to be F.O.B. MTF’s premises in Edison, New Jersey.
4. Service fees and conditions given in MTF’s order acknowledgements are effective only for deliveries to be used in the country of the named customer.
5. Service fees on the specified tissue and products are exclusive of all taxes, including, without limitation, taxes on processing, sales, receipts, gross income, occupation, use and similar taxes.  Whenever applicable, any tax or taxes will be added to the invoice as a separate charge to be paid by the customer.
6.  Transportation and insurance of shipments shall be arranged by MTF on behalf of the customer at the customer’s expense and risk.
7.  Products or services not stipulated in any order will be charged separately.

Terms of Payment
1.  Where, at MTF’s option, credit is extended, payment is due within thirty days after the date of the invoice.
2.  All orders paid by credit card must have credit card pre-approval prior to shipment.
3.  Unless otherwise specifically stipulated, all payments are to be made in United States currency. Payment is considered made if and to the extent that the aforementioned funds are placed at the unrestricted disposal of MTF.
4.  The customer shall comply with all required dates of payment notwithstanding any delay in transportation, delivery or acceptance of shipments for reasons beyond MTF’s control.

Delivery
1. The delivery times indicated in MTF’s order acknowledgements are based on MTF’s ability to secure the necessary tissue and other materials and on processing conditions prevailing at that time.  In the event of changes occurring in any of such circumstances, MTF reserves the  right at any time to advise the customer of a revised time for delivery.
2.  MTF will not recognize any claim for damages in respect of delay in delivery.
3.  Shipment to transportation carrier’s pick-up point will be done when necessary for facilitation of delivery.
4.  MTF will only ship tissue and/or tissue classified as a medical device to hospitals, medical offices, dental offices, and other tissue banks for frozen tissue storage purposes.

absolute property of MTF provided that the customer may be given credit therefore, if applicable.

Return Policy
1.  In order to maintain strict quality control protocols, there is a no-return policy for all frozen bone and frozen soft tissue.
2.  Freeze dried tissue may be returned for credit under the following circumstances without a restocking fee: (i) the tissue does not conform to MTF’s warranty (if such claims are reported to MTF within thirty days of the date of invoice); (ii) the tissue/packaging is damaged in shipment (if claims for damaged tissue packages are reported to MTF within five days of receipt of the shipment of tissue; or (iii) order discrepancies (if reported to MTF within five days of receipt of the shipment of tissue).
3.  All other return requests must be made within thirty days of the original invoice date and will be subject to a restocking charge of twenty percent of the cost of the tissue.  Freight charges will not be credited.
4.  All returns must be accompanied by a Return Authorization Number (RA#).  An RA# may be obtained by contacting MTF’s Customer Service Advocate at 1-800-946-9008 extension 2307 (Customer Service hours are Monday through Friday 8:15 a.m. to 6:30 p.m. eastern time).

Warranties
1.  MTF’s standard warranty to the customer, extending to conformity of the Matrix to MTF’s published specifications therefor, will constitute MTF’s sole warranty to the customer.  MTF will make no other warranty or guarantee, express or implied or statutory, in fact or by operation of law, and MTF disclaims, without limitation, the implied warranties of merchantability and fitness for a particular purpose.
2.  In the event that any tissue does not meet MTF’s warranty, MTF’s liability and the customer’s sole remedy, whether in contract, under any warranty, in tort (including negligence), in strict liability or otherwise, shall be limited, in all respects, to  reimbursement or replacement of the non-conforming shipment and shall not exceed the return of the amount of the service fee paid by the customer.
3.  MTF shall not in any event be liable for damages or indemnity for direct or incidental, consequential or other indirect damages, including any claims for damages based upon lost profits, or other liabilities in any way arising from or sustained as a result of an order and/or the processing, sale, distribution or delivery of the tissue.

Cancellation
1.  If the customer ceases to conduct its operations in the normal course or if any proceeding under the bankruptcy or insolvency laws is brought by or against the customer or a receiver for the customer is appointed or applied for or an assignment is made by the customer for the benefit of creditors, MTF may terminate the order without liability and without prejudicing MTF’s rights with respect to deliveries previously made.
2.  In the event of non-compliance by the customer with the any of MTF’s standard terms and conditions, MTF shall be at liberty to cancel any order or part thereof immediately and to demand immediate payment for shipment already delivered.
3.  MTF may further at any time cancel an order for any other reason, including, without limitation, breach by the customer, with respect to tissue and materials not theretofore delivered.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.  The use of and risk of loss to the tissue shall pass to the customer upon delivery of the tissue to the carrier for shipment.
6.   MTF will have the right, in addition to all other rights it may possess at any time, for credit reasons or because of the customer’s default or defaults, to withhold shipments, in whole or in part, and to recall shipments in transit, retake shipments and repossess all tissue which is stored with MTF for the customer’s account without the necessity of taking any other proceedings and the customer consents that all shipments so recalled, retaken or repossessed shall become the

Other
1.  MTF will not be required to accept any order which, unless waived by MTF, purports not to incorporate MTF’s standard terms and conditions or which provides for any term or condition which is inconsistent with MTF’s standard terms and conditions.
2. MTF will not be responsible for delays caused by acts of God, official enactments, epidemics, mobilization, war, riots, breakdown of processing facility, strikes, lockouts, boycotts, or any labor issues directly or indirectly affecting MTF’s processing or those of its suppliers or any other event beyond MTF’s control.
3.  The rights and duties of the parties shall be determined by the laws of the State of New Jersey and the customer consents and submits to the jurisdiction of the courts of the State of New Jersey for all purposes in connection with controversy, claim, action or proceeding arising out of or relating to any order and final judgment in any such controversy, claim, action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the State of New Jersey.

*In the event of any inconsistency between any provision of this Exhibit A and any provision in the body of the Agreement, the provision in the body of the Agreement shall control.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT
Initial Steering Committee

MTF designees

Joseph Yaccarino, Executive Vice President, Processing Operations
Michael Schuler, Vice President, New Business Development
Kim Fitzgerald, Vice President, Marketing

Orthofix designees

Michael Finegan, Vice President, Corporate Development
Nicole Esposito, Global Products Manager Biologics
Raymond Linovitz, Medical Director, Blackstone Medical

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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EXHIBIT C

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT
Specifications for the Matrix

Allogeneic cancellous bone matrix containing viable mesenchymal stem cells and/or osteoprogenitor cells and conforming to the following:  [*]

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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EXHIBIT D

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT
Release Criteria for the Matrix

1.	For each donor lot: [*]

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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EXHIBIT E

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT
Certificate of Analysis

CERTIFICATE OF ANALYSIS

Donor Lot _____
Date__________

The above-referenced Donor Lot complies with the release criteria set forth below as indicated:

Criteria	Meets Standard	Deviates from Standard
[*]
[*]
[*]
[*]
[*]

MUSCULOSKELETAL TRANSPLANT
FOUNDATION, INC.

By
Name:
Title:

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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EXHIBIT F

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT
Contingency Plan for the Matrix

The primary facility for processing the Matrix will be MTF’s facility located in Edison, New Jersey where processing will take place in the rooms where all fresh tissue processing currently is performed, which include the appropriate clean rooms, equipment, and trained personnel.

In the event of a cessation of all or substantially all Processing operations with respect to the Matrix at MTF’s Edison facility, MTF will use Reasonable Commercial Efforts to implement the following actions in order to continue to supply Matrix:

•	processing will be transferred to MTF’s facility located in Jessup, Pennsylvania (expected completion, 1/2009);

•	any specialized equipment for Matrix processing will be duplicated in the Jessup facility;

•
MTF’s trained personnel from the Edison facility will work in the Jessup facility and train Jessup personnel until the Jessup facility’s processing capabilities is operational and Jessup personnel are trained;

•	usable work in process and finished goods inventory will be relocated to Jessup; and

•	order fulfillment will be relocated to the Jessup facility.

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXHIBIT G

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT
MTF’s Knowledge

Arthur A. Gertzman, Executive Vice President, Research and Development and Chief Science Officer
Michael Schuler, Vice President, New Business Development

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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EXHIBIT H

MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT
Orthofix’s Knowledge

Michael M. Finegan, Vice President of Corporate Development
Raymond Linovitz, Medical Director, Blackstone Medical
Raymond C. Kolls, Senior Vice President, General Counsel and Corporate Secretary

[*]  Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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